Filed Pursuant to Rule 424(b)(2)
Registration No. 333-294314

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 16, 2026)

$3,500,000,000

Augusta SpinCo Corporation

$650,000,000 4.321% Senior Notes due 2027

$600,000,000 4.398% Senior Notes due 2029

$750,000,000 4.656% Senior Notes due 2031

$750,000,000 4.945% Senior Notes due 2033

$750,000,000 5.245% Senior Notes due 2036

guaranteed by

Waters Corporation, Waters Technologies Corporation, TA Instruments – Waters L.L.C., Waters Asia Limited, Wyatt Technology, LLC, Accuri Cytometers, Inc., Augusta Life Sciences US OpCo I LLC, Augusta Life Sciences US OpCo II LLC, Augusta Life Sciences US SpinCo LLC, Cellular Research, Inc., HandyLab, Inc., PharMingen

Augusta SpinCo Corporation, a Delaware corporation (“Augusta” or the “Issuer”), is offering $650,000,000 aggregate principal amount of 4.321% Senior Notes due 2027 (the “2027 Notes”), $600,000,000 aggregate principal amount of 4.398% Senior Notes due 2029 (the “2029 Notes”), $750,000,000 aggregate principal amount of 4.656% Senior Notes due 2031 (the “2031 Notes”), $750,000,000 aggregate principal amount of 4.945% Senior Notes due 2033 (the “2033 Notes”) and $750,000,000 aggregate principal amount of 5.245% Senior Notes due 2036 (the “2036 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”). Each of the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2033 Notes and the 2036 Notes is referred to as a “series” of Notes.

The 2027 Notes will bear interest at a rate of 4.321% per annum and will mature on September 23, 2027. Interest on the 2027 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

The 2029 Notes will bear interest at a rate of 4.398% per annum and will mature on March 23, 2029. Interest on the 2029 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

The 2031 Notes will bear interest at a rate of 4.656% per annum and will mature on March 23, 2031. Interest on the 2031 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

The 2033 Notes will bear interest at a rate of 4.945% per annum and will mature on March 23, 2033. Interest on the 2033 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

The 2036 Notes will bear interest at a rate of 5.245% per annum and will mature on March 23, 2036. Interest on the 2036 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

The Issuer may redeem the Notes of any series, in whole or in part, at any time and from time to time, prior to their stated maturity at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event, as defined in “Description of Notes,” with respect to a series of Notes, unless such Notes are being redeemed as described under “Description of Notes—Optional Redemption,” we will be required to make an offer to repurchase such Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Change of Control.”

The Notes of each series will be senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed on a senior unsecured basis (such guarantees, the “guarantees”) by the Issuer’s indirect parent, Waters Corporation, a Delaware corporation (“Waters” or the “Parent Guarantor”), and certain of Waters’ subsidiaries: Waters Technologies Corporation, a Delaware corporation (“WTC”), TA Instruments – Waters L.L.C., a Delaware limited liability company (“TA”), Waters Asia Limited, a Delaware corporation (“Waters Asia”), Wyatt Technology, LLC, a California limited liability company (“Wyatt”), Accuri Cytometers, Inc., a Delaware corporation (“Accuri”), Augusta Life Sciences US OpCo I LLC, a Delaware limited liability company (“ALS OpCo I”), Augusta Life Sciences US OpCo II LLC, a Delaware limited liability company (“ALS OpCo II”), Augusta Life Sciences US SpinCo LLC, a Delaware limited liability company (“ALS SpinCo”), Cellular Research, Inc., a Delaware corporation (“Cellular”), HandyLab, Inc., a Delaware corporation (“HandyLab”), and PharMingen, a California corporation (“PharMingen”) (each, a “Subsidiary Guarantor” and, together with the Parent Guarantor, the “guarantors” and each, a “guarantor”). Each of the Subsidiary Guarantors also guarantees our outstanding indebtedness under the Credit Agreements and the Senior Unsecured Notes (each as defined below). Additionally, Environmental Resource Associates, Inc., a Colorado corporation (“ERA”), also guarantees our outstanding indebtedness under the Credit Agreements and the Senior Unsecured Notes but is expected to be released from such guarantees on or prior to April 10, 2026. As a result, ERA will not be a guarantor of any Notes offered hereby.

The Notes of each series will rank equally in right of payment to all of the Issuer’s existing and future senior unsecured indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes of each series will be effectively subordinated to all of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The obligations to make payments of principal and interest on the Notes of each series will be structurally subordinated to any obligations of subsidiaries of the Parent Guarantor (other than the Issuer and the Subsidiary Guarantors). Each guarantor’s guarantee of each series of Notes will rank equally in right of payment to all of the existing and future senior unsecured indebtedness of such guarantor and senior in right of payment to all of the existing and future subordinated indebtedness of such guarantor. Each guarantor’s guarantee of each series of Notes will be effectively subordinated to all of the future secured indebtedness of such guarantor to the extent of the value of the assets securing such indebtedness. The obligations of each guarantor pursuant to its guarantee of each series of Notes will be structurally subordinated to any obligations of subsidiaries of the Parent Guarantor (other than the Subsidiary Guarantors and, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).

Each series of Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated quotation system.

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. For a more detailed description of the Notes, see “Description of Notes” beginning on page S-31.

Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-19 of this prospectus supplement and the information set forth in Waters’ filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference.

	Per 2027 Note		Per 2029 Note		Per 2031 Note		Per 2033 Note		Per 2036 Note
	$	%	$	%	$	%	$	%	$	%
Public offering price(1)	$650,000,000	100.000%	$600,000,000	100.000%	$750,000,000	100.000%	$750,000,000	100.000%	$750,000,000	100.000%
Underwriting discount	$975,000	0.150%	$2,400,000	0.400%	$4,500,000	0.600%	$4,687,500	0.625%	$4,875,000	0.650%
Proceeds, before expenses, to the Issuer	$649,025,000	99.850%	$597,600,000	99.600%	$745,500,000	99.400%	$745,312,500	99.375%	$745,125,000	99.350%

(1)	Plus accrued interest from March 23, 2026, if any, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry only form through The Depository Trust Company, and for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about March 23, 2026.

Joint Bookrunning Managers

Barclays	Citigroup	J.P. Morgan	BofA Securities	HSBC

Citizens Capital Markets	PNC Capital Markets LLC	Truist Securities

Co-Managers

DNB Carnegie	Guggenheim Securities	KeyBanc Capital Markets	TD Securities	US Bancorp

The date of this prospectus supplement is March 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We and the underwriters have not authorized anyone to provide you with any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The Issuer and the underwriters are offering to sell the Notes only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

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You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the Notes. Neither we nor any of the underwriters makes any representation regarding the legality of an investment in the Notes by any person under applicable investment or similar laws.

We expect that delivery of the Notes will be made, against payment for the Notes, on or about March 23, 2026, which will be the fourth business day following the pricing of the Notes (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of Notes who wish to trade the Notes on any date prior to one business day preceding their date of delivery will be required, because the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the section entitled “Incorporation of Certain Information by Reference; Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to (i) “the Company,” “we,” “us” and “our” mean Waters Corporation and its consolidated subsidiaries, including the Issuer, (ii) the “Issuer” or “Augusta” mean Augusta SpinCo Corporation and not any of its subsidiaries, (iii) the “Parent Guarantor” mean Waters Corporation and not any of its subsidiaries, (iv) the “Subsidiary Guarantors” mean WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and (v) “guarantors” mean both the Parent Guarantor and the Subsidiary Guarantors, collectively. When we refer to “you,” we mean the potential purchasers of the Notes in this offering.

TRADEMARKS AND TRADE NAMES

Waters’ logo and its other registered or common law trademarks, service marks or trade names appearing in this prospectus supplement and the accompanying prospectus are the property of Waters. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Waters will not assert, to the fullest extent under applicable law, Waters’ rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

•	certain risks related to the Acquisition (as defined below), including, without limitation:

•	failure to realize the anticipated benefits of the Acquisition, including as a result of delay in integrating the businesses of Waters and Augusta, on the expected timeframe or at all;

•	the ability of the combined company to implement its business strategy and achieve revenue and cost synergies;

•	foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar;

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current global economic, sovereign and political conditions and uncertainties; the effect of new or proposed tariff or trade regulations, as well as other new or changed domestic and foreign laws, regulations and policies (or new interpretations thereof), inflation and interest rates, the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability;

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economic conditions in China, trade tensions and tariffs between the U.S. and China and their impact on our business, increased competition from local and international competitors in China, the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers and other regulatory and other challenges and uncertainties in the Chinese market;

•	the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions;

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changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding;

•	the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings;

•	the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers;

•	changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors;

•	regulatory, economic and competitive obstacles to new product introductions, lack of acceptance of new products and inability to grow organically through innovation;

•	rapidly changing technology and product obsolescence;

•	the risks related to the development, deployment and use of artificial intelligence (“AI”);

•	a failure to timely and effectively use AI and embed it into new product offerings and services that negatively impacts our competitiveness;

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risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies, contingent purchase price payments and expansion of our business into new or developing markets;

•	risks associated with unexpected disruptions in operations, including risks associated with our transition to a new ERP system;

•	risks related to any public health crisis or pandemic, climate change, severe weather and geological conditions or events or other events beyond our control;

•	failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms;

•	the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain;

•	risks associated with third-party sales intermediaries and resellers;

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the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate;

•	the Company’s ability to attract and retain qualified employees and management personnel;

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risks associated with cybersecurity and our information technology infrastructure, including attempts by third parties, both private and state-sponsored, to defeat the information security measures of the Company or its third-party partners and gain unauthorized access to sensitive and proprietary Company products, services, systems, or data;

•	risks associated with compliance with data privacy and information security laws and regulations regarding the collection, transmission, storage and use of personally identifying information;

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increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts;

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regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives;

•	risks associated with litigation and other legal and regulatory proceedings;

•	the impact and costs incurred from changes in accounting principles and practices; and

•	other risk factors detailed from time to time in the Company’s reports filed with the SEC.

You should also carefully read the factors described in the section entitled “Risk Factors” and in other cautionary statements in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026 (the “Annual Report”), and our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

Any forward-looking statements in this prospectus supplement are based upon information available to the Company as of the date of this prospectus supplement and, while believed to be true when made, may ultimately prove to be incorrect. Similarly, forward-looking statements that are incorporated by reference herein are based on information available to the Company as of the date such statements were made and while also believed to be true when made, may prove to be incorrect in the future. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

SUMMARY

This summary highlights important information about this offering and some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It does not contain all the information that you should consider before making a decision to invest in the Notes. You should read carefully the more detailed information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including “Risk Factors” beginning on page S-19 of this prospectus supplement and on page 3 of the accompanying prospectus and the information set forth in the section entitled “Risk Factors” in the Annual Report (as such risk factors may be updated from time to time in our public filings), as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference.

Our Company

Waters Corporation, a global leader in analytical instruments and software, has pioneered innovations in chromatography, mass spectrometry and thermal analysis serving life, materials and food sciences for more than 65 years. Waters primarily designs, manufactures, sells and services high-performance liquid chromatography (“HPLC”), ultra-performance liquid chromatography (“UPLC” and together with HPLC, referred to as “LC”) and mass spectrometry (“MS”) technology systems and support products, including chromatography columns, other consumable products and comprehensive post-warranty service plans. These systems are complementary products that are frequently employed together (“LC-MS”) and sold as integrated instrument systems using common software platforms.

Waters’ products are used by pharmaceutical, clinical, biochemical, industrial, nutritional safety, environmental, academic and governmental customers working in research and development, quality assurance and other laboratory applications. LC is a standard technique and is utilized in a broad range of industries to detect, identify, monitor and measure the chemical, physical and biological composition of materials, and to purify a full range of compounds. MS technology, principally in conjunction with chromatography, is employed in drug discovery and development, including clinical trial testing, the analysis of proteins in disease processes (known as “proteomics”), nutritional safety analysis and environmental testing. LC-MS instruments combine a liquid phase sample introduction and separation system with mass spectrometric compound identification and quantification. In addition, Waters designs, manufactures, sells and services thermal analysis, rheometry and calorimetry instruments through its TA Instruments product line. These instruments are used in predicting the suitability and stability of fine chemicals, pharmaceuticals, water, polymers, metals and viscous liquids for various industrial, consumer goods and healthcare products, as well as for life science research. Waters is also a developer and supplier of advanced software-based products that interface with its instruments, as well as other manufacturers’ instruments.

Acquisition of the BDS Business and Augusta Financing

On February 9, 2026, Waters completed the acquisition of Becton, Dickinson and Company’s (“BD”) Biosciences and Diagnostic Solutions business (the “BDS Business” and the acquisition of the BDS Business by Waters, the “Acquisition”), valued at approximately $16.8 billion. The transaction was structured as a Reverse Morris Trust transaction. This transformative combination establishes an innovative global leader in life sciences and diagnostics, enhancing the Company’s scale, broadening its capabilities and expanding its presence across attractive end markets.

As used in this prospectus supplement, “Augusta Financing” means the (i) $3.5 billion Augusta borrowed pursuant to a delayed draw term loan of up to $3.5 billion (the “Augusta Delayed Draw Term Loan Facility”) and (ii) $500 million Augusta borrowed pursuant to a term loan of up to $500 million (the “Augusta Term Loan

Facility”), in each case under that certain term loan agreement, dated as of January 8, 2026 (the “Augusta Credit Agreement”), among Augusta, the lenders named therein, Barclays Bank PLC, as administrative agent, and the other parties party thereto, which borrowings were assumed by the Company in connection with the closing of the Acquisition.

As used in this prospectus supplement, the “Transactions” means the Acquisition and the Augusta Financing.

Corporate Information

Our principal executive offices are located at 34 Maple Street, Milford, Massachusetts 01757. The telephone number of our principal executive offices is (508) 478-2000. Our Internet website address is www.waters.com. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

The Offering

The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. For a more complete understanding of the Notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Securities—Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, references under this caption “The Offering” to the “Issuer” mean Augusta and not any of its subsidiaries, references to the “Parent Guarantor” mean Waters and not any of its subsidiaries, references to the “Subsidiary Guarantors” mean WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and references to “guarantors” mean the Parent Guarantor and the Subsidiary Guarantors, collectively.

Issuer	Augusta SpinCo Corporation

Parent Guarantor	Waters Corporation

Subsidiary Guarantors	Waters Technologies Corporation

TA Instruments – Waters L.L.C.

Waters Asia Limited

Wyatt Technology, LLC

Accuri Cytometers, Inc.

Augusta Life Sciences US OpCo I LLC

Augusta Life Sciences US OpCo II LLC

Augusta Life Sciences US SpinCo LLC

Cellular Research, Inc.

HandyLab, Inc.

PharMingen

Each of the Subsidiary Guarantors also guarantees our outstanding indebtedness under the Credit Agreements and our existing senior unsecured notes (Series K-Q) (such notes collectively, the “Senior Unsecured Notes”). Additionally, ERA also guarantees our outstanding indebtedness under the Credit Agreements and the Senior Unsecured Notes but is expected to be released from such guarantees on or prior to April 10, 2026. As a result, ERA will not be a guarantor of any Notes offered hereby.

Notes Offered	$650,000,000 aggregate principal amount of 4.321% Senior Notes due 2027.

$600,000,000 aggregate principal amount of 4.398% Senior Notes due 2029.

$750,000,000 aggregate principal amount of 4.656% Senior Notes due 2031.

$750,000,000 aggregate principal amount of 4.945% Senior Notes due 2033.

$750,000,000 aggregate principal amount of 5.245% Senior Notes due 2036.

Maturity Dates	The 2027 Notes will mature on September 23, 2027.

The 2029 Notes will mature on March 23, 2029.

The 2031 Notes will mature on March 23, 2031.

The 2033 Notes will mature on March 23, 2033.

The 2036 Notes will mature on March 23, 2036.

Interest Rates	The 2027 Notes will bear interest at a rate of 4.321% per annum.

The 2029 Notes will bear interest at a rate of 4.398% per annum.

The 2031 Notes will bear interest at a rate of 4.656% per annum.

The 2033 Notes will bear interest at a rate of 4.945% per annum.

The 2036 Notes will bear interest at a rate of 5.245% per annum.

Interest Payment Dates	Interest on the 2027 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Interest on the 2029 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Interest on the 2031 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Interest on the 2033 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Interest on the 2036 Notes will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Substitution of the Parent Guarantor or WTC as the Issuer	The Parent Guarantor or WTC have the right, at their option, at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligations of, the Issuer under each series of Notes that is then outstanding under the indenture that will govern the Notes (the “indenture”) if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent Guarantor or WTC, as applicable, executes a supplemental indenture in which it agrees to be bound by the terms of and assume all of the obligations of the Issuer under each such series of Notes and the indenture (the “Initial Assumption”).

In the case of the Initial Assumption, (i) the Issuer will be relieved of any further obligations as the issuer of the assumed series of Notes and will instead become a guarantor of such Notes, and (ii) the Parent Guarantor or WTC, as applicable, will be released from all obligations under its guarantee and will instead become the primary obligor under such Notes and the related indenture provisions (such new primary obligor under such Notes, the “New Issuer”).

Following the Initial Assumption, the Parent Guarantor or WTC, as applicable, have the right, at their option, on one or more occasions, at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligation of, the New Issuer under each applicable series of Notes that is then outstanding under the indenture, if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent Guarantor or WTC, as applicable, executes a supplemental indenture in which it agrees to be bound by the terms of and assume all of the obligations of the New Issuer under each such applicable series of Notes and the indenture (any such substitution, a “Subsequent Assumption”).

In the case of a Subsequent Assumption, (i) the New Issuer will be relieved of any further obligations as the issuer of the assumed series of Notes and will instead become a guarantor of such Notes, and (ii) the Parent Guarantor or WTC, as applicable, will be released from all obligations under its guarantee and will instead become the primary obligor under such Notes and the related indenture provisions.

As used in this prospectus supplement, an “Assumption” refers to the Initial Assumption or a Subsequent Assumption, as the context requires.

Following an Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to the Parent Guarantor or WTC, as applicable. Additionally, following an Assumption, if the applicable series of Notes are represented by global notes at the time of such Assumption and it is necessary or desirable to effect a mandatory exchange or other procedure to cause the applicable global notes to be identified by new CUSIP numbers, then the Issuer, the Parent Guarantor and WTC, as applicable, will be permitted to take any actions necessary or desirable in connection with such mandatory exchange or procedure that does not adversely affect the interests of the holders of the Notes in any material respect.

See “Certain U.S. Federal Income Tax Considerations—Assumption of the Notes by Parent Guarantor or WTC” for a discussion of possible tax considerations.

Ranking	The Notes of each series will be senior unsecured obligations of the Issuer and will:

•	rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness;

•	rank senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness;

•	be effectively subordinated to all of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to any obligations of subsidiaries of the Parent Guarantor (other than the Issuer and the Subsidiary Guarantors).

Guarantees	The Notes of each series will be fully and unconditionally guaranteed by each of the guarantors. Each guarantor’s guarantee will be a senior unsecured obligation of such guarantor and will:

•	rank equally in right of payment with all of the existing and future senior unsecured indebtedness of such guarantor;

•	rank senior in right of payment to all of the existing and future subordinated indebtedness of such guarantor;

•	be effectively subordinated to all of the future secured indebtedness of such guarantor to the extent of the value of the assets securing such indebtedness; and

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be structurally subordinated to any obligations of subsidiaries of the Parent Guarantor (other than the Subsidiary Guarantors and, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).

As of and for the fiscal year ended December 31, 2025, non-guarantor subsidiaries of the Parent Guarantor accounted for approximately 68% of the consolidated revenue of the Company, held approximately 44% of the consolidated total assets of the Company and had available lines of credit totaling $110 million for the purpose of short-term borrowing and issuance of commercial guarantees, in each case after inter-company eliminations.

Optional Redemption	The 2027 Notes will not be redeemable by the Issuer prior to maturity. The Issuer may, at its option, redeem any series of Notes other than the 2027 Notes, in whole or in part, at any time and from time to time, prior to their stated maturity at the applicable redemption price described under “Description of Notes—Optional Redemption.”

Offer to Purchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless such Notes are being redeemed as described under “Description of Notes—Optional Redemption,” each holder of such Notes will have the right to require that the Issuer purchase all or a portion of its Notes, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Change of Control.”

Certain Covenants	The indenture will include certain covenants that will, among other things, limit the Company’s ability to (i) create or incur certain liens with respect to our principal domestic properties, (ii) enter into certain sale-leaseback transactions with respect to our principal domestic properties and (iii) consolidate with or merge into any other entity or sell or transfer all or substantially all of the assets of the Issuer or the guarantors. These covenants are subject to a number of important qualifications, exceptions and limitations. See “Description of Notes—Certain Covenants.”

No Public Market	Each series of Notes is a new issue of securities with no established trading market. The Issuer does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated quotation system. The underwriters have advised the Issuer that they intend to make a market in each series of Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Form and Minimum Denominations	Each series of Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued in book-entry only form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Use of Proceeds	The Issuer expects that the net proceeds from this offering will be approximately $3.47 billion, after deducting the underwriting discounts and estimated offering expenses. The Issuer intends to use the net proceeds from this offering, together with cash on hand, to repay all outstanding indebtedness under the Augusta Delayed Draw Term Loan Facility. See “Use of Proceeds.”

Conflicts of Interest	As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities. See “Underwriting (Conflicts of Interest).”

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	The indenture, the Notes and the guarantees will be governed by the laws of the State of New York.

Risk Factors	Investing in the Notes involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-19 of this prospectus supplement and the information set forth in the section entitled “Risk Factors” in the Annual Report, as well as the other information set forth in Waters’ other filings under the Exchange Act that are incorporated herein by reference, before making a decision to invest in the Notes.

Summary Consolidated Financial Data of Waters

The tables below set forth a summary of our consolidated financial data as of and for the periods presented. The consolidated balance sheet data as of December 31, 2025 and 2024 and the consolidated statement of operations data for the three years ended December 31, 2025, 2024 and 2023 are derived from Waters’ audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement.

The following summary consolidated financial data contains financial measures, such as Adjusted Net Income, Free Cash Flow, Adjusted EBITDA and Credit Agreement EBITDA, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Our definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this prospectus supplement adjust for specified items that can be highly variable or difficult to predict. We generally use these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease our reported results of operations, we strongly encourage you to review our audited consolidated financial statements and publicly filed reports in their entirety. Definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are included in the tables below.

Credit Agreement EBITDA as presented below has been calculated based on the definition of “Consolidated EBITDA” in the Credit Agreements and includes the impact of the standalone historical financial results of the BDS Business as well as certain adjustments permitted in calculating covenant compliance under the Credit Agreements. Such financial information has not been prepared in accordance with Article 11 of Regulation S-X and does not give effect to the pro forma adjustments that might be required in connection with the preparation of pro forma financial information in accordance with Article 11 of Regulation S-X, and is not indicative of what Waters’ performance would have been had Waters and the BDS Business been a combined company for the periods presented. As a result, the financial information presented below could materially differ from financial information determined in accordance with Article 11 of Regulation S-X. In addition, the presentation of Credit Agreement EBITDA does not reflect future changes or future events resulting from the Acquisition that may occur, including restructuring activities or other costs related to the integration of Waters and the BDS Business, and does not consider potential impacts of current market conditions on revenues, expense efficiencies or asset dispositions.

The following summary consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, our audited consolidated financial statements and related notes, the information set forth in the section entitled “Risk Factors” herein and in the Annual Report, the information set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the other financial information included or incorporated by reference in this prospectus supplement. The summary consolidated financial data included in this prospectus supplement do not give effect to the Transactions, this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.” See the section entitled “Capitalization” for Waters’ cash and cash equivalents and our capitalization on an (i) as adjusted basis after giving effect to the Transactions and (ii) as further adjusted basis after giving effect to the Transactions, this offering and the use of proceeds therefrom.

Historical results included below and elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not necessarily indicative of our financial condition, results of operations or cash flows for any future period.

Financial information included in the tables below, as well as the accompanying reconciliations, has been rounded to the nearest whole number (in millions). Tables may not foot as a result of rounding.

Consolidated Statements of Operations Data:	Year Ended December 31,
	2025	2024	2023
	(In millions)
Revenues:
Product sales	$1,977	$1,844	$1,903
Service sales	1,188	1,114	1,053

Total net sales	3,165	2,958	2,956
Costs and operating expenses:
Cost of product sales	820	748	766
Cost of service sales	469	452	429
Selling and administrative expense	830	690	736
Research and development expense	196	183	175
Purchased intangibles amortization	48	47	33
Litigation provision	—	12	—

Total costs and operating expenses	2,363	2,132	2,139

Operating income	803	826	818
Other income, net	3	1	1
Interest expense	(70)	(90)	(99)
Interest income	19	17	17

Income before income taxes	755	755	736
Provision for income taxes	112	117	94

Net Income	$643	$638	$642

Consolidated Balance Sheet Data:	December 31,
	2025	2024
	(In millions)
Cash and cash equivalents	$588	$325
Total assets	5,077	4,554
Notes payable	460	—
Long-term debt	947	1,626
Total debt	1,407	1,626
Total liabilities	2,515	2,725
Total stockholders’ equity	2,561	1,829
Total liabilities and stockholders’ equity	5,077	4,554

Other Financial Data:	Year Ended December 31,
	2025	2024	2023
	(In millions)
Adjusted Net Income(1)	$784	$706	$697
Free Cash Flow(2)	$677	$744	$554
Adjusted EBITDA(3)	$1,124	$1,062	$1,047
Credit Agreement EBITDA(4)	$1,922

(1)

Adjusted Net Income is defined as GAAP net income less purchased intangibles amortization, restructuring costs and certain other items, enterprise resource planning (“ERP”) implementation and transformation costs, acquisition related costs, retention bonus obligations and financing costs. Adjusted Net Income is not a GAAP measurement and may not be comparable to adjusted net income reported by other companies. The following table presents a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for each of the periods presented:

	Year Ended December 31,
	2025	2024	2023
	(In millions)
Net income	$643	$638	$642
Adjustments:
Purchased intangibles amortization(a)	36	36	25
Restructuring costs and certain other items(b)	5	9	23
ERP implementation and transformation costs(c)	15	1	—
Litigation provision and settlement(d)	—	9	—
Acquisition related costs(e)	70	—	11
Retention bonus obligation(f)	3	13	14
Certain income tax items(g)	—	—	(18)
Financing costs(h)	12	—	—

Adjusted Net Income	$784	$706	$697

(a)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(b)

Restructuring costs and certain other items were excluded as Waters believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of Waters.

(c)

ERP implementation and transformation costs represent costs related to Waters’ initiative to transition from its legacy ERP system to a new global ERP solution with a cloud-based infrastructure. These costs, which do not represent normal or future ongoing business expenses, are one-time, non-recurring costs related to the establishment of Waters’ new global ERP solution that were determined to be non-capitalizable in accordance with accounting standards.

(d)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(e)

Acquisition related costs include all incremental costs incurred to effect the business combination, such as advisory, legal, accounting, tax, valuation, other professional fees, and integration costs. Waters believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

In connection with the Wyatt acquisition, Waters recognized a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. Waters believes that these costs are not normal and do not represent future ongoing business expense.

(g)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations, tax audit settlements, or other tax items that are not indicative of Waters’ normal or future income tax expense.

(h)

Financing costs relate to certain financing fees incurred by Waters to secure access to certain debt facilities in connection with the agreement Waters entered into to acquire the BDS Business. Waters believes that these costs are not normal and do not represent future ongoing business expenses.

(2)

Free Cash Flow is defined as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non-recurring items. Free Cash Flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies. The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Free Cash Flow for each of the periods presented:

	Year Ended December 31,
	2025	2024	2023
	(In millions)
Net cash provided by operating activities	$653	$762	$603
Adjustments:
Additions to property, plant, equipment and software capitalization	(113)	(142)	(161)
Tax reform payments	120	96	72
Litigation settlements (received) paid, net	(3)	8	(2)
Major facility renovations	—	—	16
Payment of acquired Wyatt liabilities(a)	—	—	26
Payment of Wyatt retention bonus obligation(b)	20	20	—

Free Cash Flow	$677	$744	$554

(a)

In connection with the Wyatt acquisition, Waters assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. Waters believes that the assumed obligations do not represent future ongoing business expenses.

(b)

During the twelve months ended December 31, 2025 and 2024, Waters made retention payments under the Wyatt retention bonus program. Waters believes that these payments are not normal and do not represent future ongoing business expenses.

(3)

Adjusted EBITDA is defined as GAAP net income plus interest expense, income taxes, depreciation, amortization and plus or minus any unusual and non-recurring items. Adjusted EBITDA is not a GAAP measurement and may not be comparable to Adjusted EBITDA reported by other companies. The following table presents a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods presented:

	Year Ended December 31,
	2025	2024	2023
	(In millions)
Net income	$643	$638	$642
Provision for income taxes	112	117	94
Interest expense, net	51	72	82
Depreciation and amortization	206	192	166
Restructuring costs and certain other items(a)	7	12	29
ERP implementation and transformation costs(b)	20	1	—
Acquisition related costs(c)	82	—	14
Retention bonus obligation(d)	3	18	20
Litigation provision and settlement(e)	—	12	—

Adjusted EBITDA	$1,124	$1,062	$1,047

(a)

Restructuring costs and certain other items were excluded as Waters believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of Waters.

(b)

ERP implementation and transformation costs represent costs related to Waters’ initiative to transition from its legacy ERP system to a new global ERP solution with a cloud-based infrastructure. These costs, which do not represent normal or future ongoing business expenses, are one-time, non-recurring costs related to the establishment of our new global ERP solution that were determined to be non-capitalizable in accordance with accounting standards.

(c)

Acquisition related costs include all incremental costs incurred to effect the Acquisition, such as advisory, legal, accounting, tax, valuation, other professional fees, and integration costs. Waters believes that these costs are not normal and do not represent future ongoing business expenses.

(d)

In connection with the Wyatt acquisition, Waters recognized a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. Waters believes that these costs are not normal and do not represent future ongoing business expenses.

(e)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.

(4)

Credit Agreement EBITDA is defined in the Credit Agreements as “Consolidated EBITDA,” which is the consolidated net income (loss) of Waters and its subsidiaries plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense (as defined in the Credit Agreements), (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 718 (Compensation – Stock Compensation), (e) extraordinary, unusual or non-recurring non-cash expenses or losses, (f) all transaction, integration, restructuring and other fees, costs and expenses for such period that relate to any acquisition, merger, consolidation, investment, sale or other business combination or related transactions, and (g) all charges with respect to litigation for such period, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis. The Credit Agreements permit Waters to include the pro forma effect of material acquisitions (and any related incurrence or repayment of indebtedness) when calculating Consolidated EBITDA in connection with testing financial covenant compliance. Credit Agreement EBITDA is not a GAAP measurement and may not be comparable to Credit Agreement EBITDA or other similar financial metrics reported by other companies. The following table presents a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Credit Agreement EBITDA for the year ended December 31, 2025:

Year Ended December 31, 2025
(In millions)
Net income	$643
Income tax expense	112
Interest expense	70
Deferred finance costs	(5)
Depreciation and amortization	206
Stock-based compensation	54
Acquisition related costs(a)	82
BDS Business net income	324
BDS Business income tax expense	39
BDS Business depreciation and amortization	169
BDS Business stock-based compensation	44
BDS Business litigation charges	12
Corporate allocated cost adjustment, excluding stock-based compensation(b)	365
Perimeter costs(c)	(104)
Transition services agreement(d)	(89)

Credit Agreement EBITDA	$1,922

(a)

Acquisition related costs include all incremental costs incurred to effect the Acquisition, such as advisory, legal, accounting, tax, valuation, other professional fees, and integration costs. Waters believes that these costs are not normal and do not represent future ongoing business expenses.

(b)

The BDS Business financial statements include general corporate expenses of BD and shared segment expenses, which were not historically allocated to the BDS Business for certain support functions that are centralized and not recorded at the business unit level, such expenses related to the executive leadership team and other functions such as finance, human resources, information technology, facilities, legal and other costs. These expenses have been allocated to the BDS Business on a pro-rata basis of global revenues, regional revenues or headcount in accordance with rules related to carve-out financial statements under GAAP. Waters believes that these allocated costs are not representative of the costs Waters would have incurred had the Acquisition closed on January 1, 2025 and had Waters been able to operate the BDS Business for the year ended December 31, 2025. Waters believes that the Perimeter costs adjustment and the Transition services agreement adjustment shown in the table above are more representative estimates of such costs.

(c)	Perimeter costs represent Waters’ estimate of the cost to replace the support functions costs allocated to the BDS Business, excluding stock-based compensation.
(d)

Represents costs related to the transition services agreement for services that BD will provide to Waters for a period of time after the Acquisition in connection with the BDS Business support functions not conveyed and allocated to the BDS Business.

RISK FACTORS

An investment in the Notes involves risks. Prior to making a decision about investing in the Notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the Notes and this offering as well as the information set forth in the section entitled “Risk Factors” in the Annual Report (as such risk factors may be updated from time to time in our public filings, which are incorporated by reference herein), which is incorporated by reference herein. You should also carefully consider the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Our substantial indebtedness could adversely affect the Company’s operational flexibility and increase its borrowing costs.

As of December 31, 2025, on an as further adjusted basis after giving effect to the Transactions, this offering and the use of proceeds therefrom, the Company would have had approximately $5.4 billion in total debt outstanding, approximately $500 million in cash and cash equivalents and approximately $1.6 billion in available borrowing capacity under its existing revolving credit facility (the “Revolving Credit Facility” and the credit agreement governing the Revolving Credit Facility, the “Waters Credit Agreement”), after taking into account outstanding letters of credit. See the section entitled “Capitalization.” This significant amount of indebtedness could limit the Company’s ability to obtain additional financing for working capital, capital expenditures, stock repurchases, acquisitions, debt service requirements or other purposes.

The Company’s ability to make required payments of principal and interest on its indebtedness will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond the Company’s control. The Company cannot provide any assurances that its business will generate cash flow from operations or that future borrowings will be available under its credit facilities in an amount sufficient to enable the Company to service its indebtedness or to fund its other liquidity needs.

In addition, the Company’s credit facilities contain, and the indenture will contain, restrictive covenants that could limit the Company’s ability to, among other things, secure other indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of the Issuer’s or a guarantor’s assets. The Company is also required to meet specified financial ratios under the terms of the Waters Credit Agreement. The Company’s ability to comply with these financial and restrictive covenants is dependent on the Company’s future performance. The Company’s failure to comply with such covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of the Company’s indebtedness or otherwise have a material adverse effect on the Company’s business, financial condition, results of operations and debt service capability.

If the Company’s business does not generate sufficient cash flows from operations or if future borrowings are not available to us in an amount sufficient to enable us to repay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments, or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness, including the Notes, will depend on the condition of the capital and debt markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of anticipated or future debt instruments may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest or principal on outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to access additional capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy the obligations in respect of our indebtedness.

In addition, the Company’s substantial indebtedness may have the effect of, among other things, reducing the Company’s flexibility to respond to changing business and economic conditions, lowering its credit ratings, increasing its borrowing costs and/or requiring the Company to reduce or delay investments, strategic acquisitions and capital expenditures or seek additional capital to refinance its indebtedness.

The Issuer, the Parent Guarantor and WTC will depend upon funds from their respective subsidiaries to meet their obligations under the Notes and the guarantees. The Notes and the guarantees will be structurally subordinated to the claims of the creditors of the Parent Guarantor’s subsidiaries (other than the Issuer and the Subsidiary Guarantors).

The Issuer and the Parent Guarantor are holding companies, and their only significant assets are their investments in their respective subsidiaries. As holding companies, the Issuer and the Parent Guarantor are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the Notes and the guarantees, as applicable. Although WTC is not a holding company, it similarly relies on intercompany transfers of funds to meet its obligations under its guarantees of the Notes. The ability of such entities to make other payments to the Issuer, the Parent Guarantor or WTC, as applicable, may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the ability of the Issuer, the Parent Guarantor and WTC to make payments in respect of the Notes or the guarantees, as applicable, may be limited.

Despite our indebtedness levels, we and our subsidiaries may be able to incur additional debt, including secured debt. This could further exacerbate the risks associated with our substantial leverage as well as the risks associated with the Notes.

Subject to restrictions in the indenture on incurring liens and restrictions in other instruments governing our other outstanding indebtedness, including the Waters Credit Agreement and the agreements governing our Senior Unsecured Notes, we may be able to incur additional indebtedness in the future, which indebtedness may be secured or unsecured.

If we incur any additional indebtedness that ranks equally with the Notes or with the related guarantees, including additional unsecured indebtedness or trade payables, the holders of such additional indebtedness will be entitled to share ratably with holders of the Notes of any series in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer or the guarantors. Furthermore, the Notes and the related guarantees will be effectively subordinated to any secured debt the Issuer or the guarantors may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes of any series. This may have the effect of reducing the amount of proceeds paid to holders of the Notes of any series in connection with such a distribution.

If we incur additional indebtedness, the related risks that we now face could intensify and we may not be able to meet all our respective debt obligations, including our obligation to repay the Notes. In addition, the instruments governing our other outstanding indebtedness, including the Waters Credit Agreement and the agreements governing our Senior Unsecured Notes, do not, and the indenture will not, prevent us from incurring obligations that do not constitute indebtedness.

The Notes will be structurally subordinated to all of the obligations of the Parent Guarantor’s subsidiaries (other than the Issuer and the Subsidiary Guarantors).

Payments on the Notes are only required to be made by the Issuer and the guarantors. Subsidiaries of the Parent Guarantor that do not guarantee the Notes will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Accordingly, claims of holders of the Notes of any series will be structurally subordinated to the claims of creditors of any of the Parent Guarantor’s subsidiaries (other than the Issuer and the Subsidiary Guarantors), including trade creditors. All obligations of any of the Parent Guarantor’s subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to the Issuer or the guarantors. In addition, the Parent Guarantor’s subsidiaries will not be prohibited from incurring additional debt in the future under the indenture, the Augusta Credit Agreement, the Waters Credit Agreement and the agreements governing the Parent Guarantor’s existing unsecured notes and may be permitted to incur additional debt under any other existing or future debt instruments of the Company.

The limited covenants in the indenture will not provide protection against significant events that could adversely impact your investment in the Notes.

The indenture will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur additional unsecured indebtedness;

•	restrict our non-guarantor subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture, the Notes and the related guarantees will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

Neither the Parent Guarantor nor any of its subsidiaries has any property that has been determined to be a principal domestic property under the indenture. In addition, the Issuer and the Parent Guarantor have broad discretion to determine that a property is not a principal domestic property and therefore not subject to certain covenants in the indenture.

The indenture will include covenants that, among other things, limit the ability of the Parent Guarantor and its Subsidiaries (as defined in “Description of Notes”) to create or permit to exist liens with respect to their principal domestic properties and to enter into sale and leaseback transactions with respect to such principal domestic properties. However, as of the date of this prospectus supplement, neither the Parent Guarantor, nor any of its subsidiaries, has any property that would constitute a principal domestic property under the indenture.

In addition, the indenture will provide that a principal domestic property means any manufacturing facility, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by the Parent Guarantor or any of its Subsidiaries (whether owned on the issue date of the Notes or thereafter acquired), in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 3% of Consolidated Net

Tangible Assets (as defined in “Description of Notes”), other than any such facility or parcel or group of contiguous parcels that the chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer of the Parent Guarantor or the Issuer reasonably determines is not material to the business of the Parent Guarantor and its Subsidiaries taken as a whole. Although it has not yet done so, under the terms of the indenture, the chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer of the Parent Guarantor or the Issuer may determine from time to time that a property owned by the Parent Guarantor or its Subsidiaries is not a principal domestic property and therefore such property is not subject to the covenants in the indenture.

We may not have the ability to repurchase the Notes upon the occurrence of certain events as required by the indenture, and our future debt may contain limitations on our ability to make payments upon purchase of the Notes.

Under the indenture, upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless such Notes are being redeemed as described under “Description of Notes — Optional Redemption,” each holder of such Notes will have the right to require the Issuer to purchase all or a portion of its Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the date of purchase. We may not have sufficient funds to repurchase the Notes of such series at such time or have the ability to arrange necessary financing on acceptable terms, if at all. If we fail to repurchase the Notes of such series in those circumstances, we will be in default under the indenture, which may, in turn, trigger cross-default provisions in the Waters Credit Agreement and the agreements governing our other debt instruments. See “Description of Notes.”

A change of control may also constitute an event of default under, or result in the acceleration of the maturity of, our other then-existing indebtedness. Our ability to repurchase the Notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. We may not have sufficient funds to repay the Notes or any other indebtedness accelerated at such time or have the ability to arrange necessary financing on acceptable terms or at all.

In addition, the definition of change of control for purposes of the indenture will include a phrase relating to the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the Notes and the ability of a holder of the Notes to require us to purchase its Notes pursuant to the offer as a result of a highly leveraged transaction or a sale of less than all of our assets may be uncertain.

We may enter into transactions such as recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the Notes.

Certain important corporate events, such as highly leveraged transactions, reorganizations, restructurings, mergers or other similar transactions, may not, under the indenture, constitute a Change of Control (as defined in “Description of Notes”) that would require us to repurchase the Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Ratings of the Notes may not reflect all risks of your investment in the Notes, and changes in ratings of the Notes after issuance may affect the market price and marketability of the Notes.

Any credit ratings assigned to the Notes are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. There can be no assurance that any such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as any regulatory action taken regarding us or future acquisitions, mergers, investments, joint ventures or other expansions of our operations. Any lowering, suspension or withdrawal of such ratings with respect to the Notes or the anticipation of such changes may have an adverse effect on the market price or marketability of such Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Any actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.

There is no public market for the Notes, and you cannot be sure that an active trading market will develop for them.

Each series of Notes is a new issue of securities for which there currently is no established market, and we cannot assure you that an active trading market will develop for them. The Issuer currently has no intention to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated quotation system. Although the underwriters have informed us that they intend to make a market in each series of Notes, they are not obligated to do so and may discontinue market-making at any time without notice. If no active trading market develops, you may not be able to resell your Notes at their full value or at all.

The liquidity of, and trading market for, each series of Notes may also be adversely affected by, among other things:

•	changes in the overall market for securities similar to the Notes;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of such series of Notes;

•	the interest of securities dealers in making a market for such series of Notes;

•	the lowering or withdrawal of the ratings assigned to the Notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of any series of Notes. In addition, subsequent to their initial issuance, any series of Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar debt instruments, our performance and other factors.

Redemption prior to maturity may adversely affect your return on the Notes.

The Issuer may choose to redeem the Notes of any series at any time prior to the maturity date for such series of Notes. If the Issuer chooses to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed.

U.S. federal and state fraudulent conveyance or fraudulent transfer laws permit a court, under certain circumstances, to void any series of Notes and the related guarantees, subordinate claims in respect of any series of Notes and the related guarantees, or require holders of any series of Notes to return payments received from us in respect of the related guarantees and, if that occurs, you may not receive any payments on such series of Notes.

The issuance of each series of Notes and the related guarantees may be subject to review under U.S. federal and state fraudulent conveyance and fraudulent transfer statutes (including federal bankruptcy laws) if an action (either in connection with a bankruptcy, liquidation or reorganization case or under a lawsuit in which a bankruptcy is not involved) were commenced at some future date by us or by any of the guarantors (or by any bankruptcy trustee appointed therefor), or by or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from jurisdiction to jurisdiction, the incurrence of the obligations in respect of any series of Notes and the related guarantees will generally be a fraudulent conveyance or a fraudulent transfer if (i) the transactions relating to the issuance of such series of Notes or the related guarantees were undertaken with the intent of hindering, delaying or defrauding other creditors or (ii) the Issuer or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing such series of Notes or the related guarantees and, in the case of (ii) only, any one of the following is also true:

•	the Issuer or any of the guarantors was insolvent or rendered insolvent by reason of issuing such series of Notes or the related guarantees;

•

the issuance of such series of Notes or the related guarantees left the Issuer or any of the guarantors with an unreasonably small amount of capital to carry on the business or a transaction in which the Issuer or such guarantor was engaged or about to engage; or

•	the Issuer or any of the guarantors intended to, or believed that the Issuer or it would, incur debts beyond the Issuer’s or its ability to pay as they become due.

If a court were to find that the issuance of any series of Notes or the related guarantees was a fraudulent conveyance or fraudulent transfer, the court could void the payment obligations under such series of Notes and the related guarantees in total or in part or further subordinate such series of Notes or related guarantees to the Issuer’s or such guarantor’s presently existing and future indebtedness, or require the holders of such series of Notes to repay any amounts received with respect to such series of Notes or related guarantees. In the event of a finding that a fraudulent conveyance or a fraudulent transfer occurred, you may not receive any repayment on the applicable series of Notes. Further, the voidance of any series of Notes could result in an event of default with respect to the Issuer’s other debt and that of the guarantors that could result in the acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance or fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied, such that we cannot be certain as to: the standards a court would use to determine whether or not the Issuer or the guarantors were solvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that the Issuer or a guarantor was indeed insolvent on that date; that any payments to the holders of any series of Notes (including under the related guarantees) did not constitute preferences, fraudulent conveyances or fraudulent transfers on other grounds; or that the issuance of such series of Notes and the related guarantees would not be subordinated to the Issuer’s or any guarantor’s other debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. Also, for this analysis, “debts” includes contingent and unliquidated debts. A court would likely find that the Issuer or a guarantor did not receive reasonably equivalent value or fair consideration for any series of Notes or the related guarantees if the Issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of such series of Notes or the related guarantees. Thus, if the related guarantees were legally challenged, any related guarantee could be subject to the claim that, since such guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the applicable guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the applicable series of Notes.

To the extent a court voids any of the guarantees as fraudulent conveyances or fraudulent transfers or holds any of the guarantees unenforceable for any other reason, the holders of the applicable series of Notes would cease to have any direct claim against the applicable guarantor. If a court were to hold a guarantee unenforceable, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the applicable guarantee of the applicable series of Notes. Sufficient funds to repay the applicable series of Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the Issuer or the applicable guarantor. Even if the guarantee of a guarantor is not voided as a fraudulent transfer, a court may subordinate the guarantee to that guarantor’s other debt, and in that event, the applicable guarantee would be subordinated (including structurally) to all of that applicable guarantor’s other debt.

Although each guarantee entered into in connection with each series of Notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective as a legal matter or otherwise to protect those guarantees from being avoided, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, any payment by the Issuer pursuant to any series of Notes or by a guarantor under a related guarantee made at a time we or such guarantor was found to be insolvent could be voided and required to be returned to the Issuer or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period (or within 90 days for any non-insider party) prior to a bankruptcy filing and such payment would give such insider or non-insider party (as the case may be) more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.

Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of any series of Notes or the related guarantees to other claims against the Issuer or the guarantors under the principle of equitable subordination, if the court determines that:

•	the holder of the applicable series of Notes engaged in some type of inequitable conduct;

•	such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the applicable series of Notes; and

•	equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.

Rising interest rates could increase our borrowing costs and could result in a decrease in the market value of the Notes.

We are exposed to market risk for changes in interest rates. In the future, we may have borrowings under existing or new variable-rate debt. Increases in interest rates on variable-rate debt would increase our interest expense. A rising interest rate environment could increase the cost of refinancing existing debt and incurring new debt, which could have an adverse effect on our financing costs.

In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the Notes of any series and interest rates increase, the market value of such series of Notes may decline. We cannot predict the future level of interest rates.

The Notes will initially be held in book-entry form and, therefore, holders must rely on the procedures of the relevant clearing systems to exercise their rights and remedies.

Delivery of the Notes is expected to be made to investors in book entry form through DTC, interests in which will be credited to the accounts of its participants. Unless and until certificated notes are issued in exchange for book-entry interests in the Notes, owners of the book-entry interests will not be considered owners or holders of Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to the accounts of DTC participants that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.

The guarantees of the Notes may be released automatically.

The guarantees of the Notes may be automatically and unconditionally released under various circumstances described under “Description of Notes — Guarantees.” Such release may occur at any time in the following circumstances:

•

a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) of the capital stock of a guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of such guarantor, in each case to a person other than to the Parent Guarantor or a subsidiary of the Parent Guarantor and as otherwise not prohibited by the indenture;

•	defeasance or discharge of the Notes, as provided in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Defeasance and Covenant Defeasance;”

•

in the case of a Subsidiary Guarantor, such Subsidiary Guarantor being (or being substantially concurrently) released or discharged from all of its obligations under all of its guarantees of payment under each of the Augusta Credit Agreement and the Waters Credit Agreement;

•

if a guarantor was not required to create a guarantee but did so at its option, upon the request of such guarantor of a release at any time (if such guarantor would not then otherwise be required to guarantee the Notes pursuant to the indenture); and

•

upon the merger, amalgamation or consolidation of any guarantor with and into the Issuer or another guarantor or upon the liquidation of such guarantor, in each case, in compliance with the applicable provisions of the indenture.

The pro forma financial statements incorporated by reference in this prospectus supplement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the Acquisition.

The pro forma financial statements included or incorporated by reference in this prospectus supplement are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the Company’s financial condition or results of operations following the Acquisition for several reasons. The actual financial condition and results of operations of the Company following the Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the Acquisition.

Additionally, because the difference between Waters’ fiscal year end of December 31, 2025 and the BDS Business’s fiscal year end of September 30, 2025 is within one quarter of one another, the BDS Business’s fiscal results for the year ended September 30, 2025 have been used to prepare the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, as permitted under Rule 11-02 of Regulation S-X.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.47 billion, after deducting the underwriting discounts and the other estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to repay all outstanding indebtedness under the Augusta Delayed Draw Term Loan Facility.

The Augusta Delayed Draw Term Loan has a maturity date of February 5, 2027. The borrowings under the Augusta Delayed Draw Term Loan bear interest at a fluctuating rate per annum equal to, at Augusta’s option, an alternate base rate or Term SOFR rate, in each case, plus an applicable margin calculated based on Waters’ public debt ratings. The applicable margin ranges from 87.5 basis points to 135 basis points per annum over Term SOFR and 0 basis points to 35 basis points per annum over the alternate base rate, and will increase every 90 days after February 9, 2026 by up to an additional 25 basis points.

Certain of the underwriters or their affiliates are lenders under the Augusta Delayed Draw Term Loan Facility that we will repay in full with a portion of the net proceeds of this offering and therefore may receive a portion of the net proceeds of this offering as a result. As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and total capitalization as of December 31, 2025:

•	on an actual basis;

•	on an as adjusted basis to give effect to the Transactions; and

•	on an as further adjusted basis to give effect to the Transactions, this offering and the use of proceeds therefrom.

Actual amounts may vary from as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions. You should read the data set forth in the table below in conjunction with the “Use of Proceeds” section appearing elsewhere in this prospectus supplement, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Annual Report and our audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement from the Annual Report.

	As of December 31, 2025
($ in millions; unaudited)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents(1)	$588	$538	$500

Debt:
Augusta Term Loan Facility(2)	$—	$500	$500
Augusta Delayed Draw Term Loan Facility	—	3,500	—
Revolving Credit Facility(3)	150	150	150
Senior Unsecured Notes – Series K(4)	160	160	160
Senior Unsecured Notes – Series L(4)	200	200	200
Senior Unsecured Notes – Series M(4)	300	300	300
Senior Unsecured Notes – Series N(4)	100	100	100
Senior Unsecured Notes – Series O(4)	400	400	400
Senior Unsecured Notes – Series P(4)	50	50	50
Senior Unsecured Notes – Series Q(4)	50	50	50
Notes:
4.321% Senior Notes due 2027 offered hereby(4)	—	—	650
4.398% Senior Notes due 2029 offered hereby(4)	—	—	600
4.656% Senior Notes due 2031 offered hereby(4)	—	—	750
4.945% Senior Notes due 2033 offered hereby(4)	—	—	750
5.245% Senior Notes due 2036 offered hereby(4)	—	—	750
Unamortized debt issuance costs	(3)	(2)	(27)

Total debt	1,407	5,408	5,383

Total stockholders’ equity	2,561	15,337	15,337

Total capitalization	$3,968	$20,745	$20,720

(1)

As adjusted cash and cash equivalents represents the unaudited pro forma cash and cash equivalents of the Company upon consummation of the Transactions as well as the deduction of (i) approximately $5 million in debt issuance costs and financing fees paid by the Issuer prior to the consummation of the Acquisition in connection with the Augusta Financing, (ii) $1 million in debt issuance costs and financing fees paid by the Company prior to the consummation of the Transactions in connection with the entry into a commitment letter by the Company to secure commitments for a $1.8 billion bridge facility in connection with the Transactions, and (iii) approximately $111 million of professional, legal and other fees paid by the Company in connection with the Transactions. As further adjusted cash and cash equivalents represents as adjusted cash and cash equivalents after the deduction of the underwriters’ discounts and other expenses payable by the Company in connection with this offering as well as the payment of accrued interest on the Augusta Delayed Draw Term Loan Facility.
(2)

On January 8, 2026, the Issuer entered into the Augusta Credit Agreement. On February 6, 2026, the Issuer borrowed $3.5 billion under the Augusta Delayed Draw Term Loan Facility and $500 million under the Augusta Term Loan Facility and used the proceeds to finance a cash distribution Augusta made to BD in connection with the Acquisition. Upon consummation of the Acquisition, the Augusta Financing was assumed by the Company.

(3)

As of December 31, 2025, the Company had approximately $150.0 million of outstanding borrowings and approximately $1.6 billion in available borrowing capacity under its $1.8 billion Revolving Credit Facility, after taking into account outstanding letters of credit.

(4)	Represents the aggregate principal amount and does not reflect deferred financing costs or debt discounts.

DESCRIPTION OF NOTES

This “Description of Notes” and the section entitled “Description of Securities — Description of Debt Securities and Related Guarantees” in the accompanying prospectus summarize key terms of the indenture (as defined below), the Notes (as defined below) and the related guarantees (as defined below), but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, the Notes and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the indenture, the Notes and the provisions made part of the indenture by reference to the Trust Indenture Act because they, and not this description, define your rights as a holder of the Notes. This “Description of Notes” supplements the “Description of Securities — Description of Debt Securities and Related Guarantees” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. For purposes of this “Description of Notes,” references to (i) “Company,” “us,” “we” and “our” refer to Waters Corporation and its consolidated subsidiaries, including Augusta SpinCo Corporation, (ii) the “Parent Guarantor” refer only to Waters Corporation and not to any of its subsidiaries and (iii) the “Issuer” refer only to Augusta SpinCo Corporation and not to any of its subsidiaries. Certain capitalized terms used in this section have the meaning set forth below in “— Certain Definitions.” Terms used in this section that are otherwise not defined have the meanings given to them in the accompanying prospectus.

General

The Notes will be issued under an indenture, to be dated as of March 23, 2026 (the “base indenture”), among Augusta SpinCo Corporation (the “Issuer”), Waters Corporation, as parent guarantor (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture relating to the Notes, to be dated as of March 23, 2026 (the base indenture, as so supplemented, the “indenture”), among the Issuer, the Parent Guarantor, Waters Technologies Corporation (“WTC”), TA Instruments – Waters L.L.C., Waters Asia Limited, Wyatt Technology, LLC, Accuri Cytometers, Inc., Augusta Life Sciences US OpCo I LLC, Augusta Life Sciences US OpCo II LLC, Augusta Life Sciences US SpinCo LLC, Cellular Research, Inc., HandyLab, Inc. and PharMingen, as subsidiary guarantors (each, a “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors” and each individually, a “Guarantor”), and the trustee.

The Issuer is issuing $650,000,000 aggregate principal amount of 4.321% Senior Notes due 2027 (the “2027 Notes”). The 2027 Notes will mature on September 23, 2027. Interest on the 2027 Notes will accrue at the rate of 4.321% per annum.

The Issuer is issuing $600,000,000 aggregate principal amount of 4.398% Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes will mature on March 23, 2029. Interest on the 2029 Notes will accrue at the rate of 4.398% per annum.

The Issuer is issuing $750,000,000 aggregate principal amount of 4.656% Senior Notes due 2031 (the “2031 Notes”). The 2031 Notes will mature on March 23, 2031. Interest on the 2031 Notes will accrue at the rate of 4.656% per annum.

The Issuer is issuing $750,000,000 aggregate principal amount of 4.945% Senior Notes due 2033 (the “2033 Notes”). The 2033 Notes will mature on March 23, 2033. Interest on the 2033 Notes will accrue at the rate of 4.945% per annum.

The Issuer is issuing $750,000,000 aggregate principal amount of 5.245% Senior Notes due 2036 (the “2036 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”). The 2036 Notes will mature on March 23, 2036. Interest on the 2036 Notes will accrue at the rate of 5.245% per annum.

The Notes of each series will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the Notes will be payable in U.S. dollars. The registered holder of a Note will be treated as its owner for all purposes. The Notes will be fully and unconditionally guaranteed by the Guarantors on a senior unsecured basis. See “—Guarantees” below.

Ranking

The Notes of each series will be senior unsecured obligations of the Issuer and will:

•	rank senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness;

•	be effectively subordinated to all of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to any obligations of the Parent Guarantor’s subsidiaries (other than the Issuer and the Subsidiary Guarantors).

As of December 31, 2025, on an as further adjusted basis after giving effect to the Transactions, this offering and the use of proceeds therefrom, the Company would have had approximately $5.4 billion in total indebtedness outstanding. The Company had no secured indebtedness outstanding on a consolidated basis as of December 31, 2025. As of December 31, 2025, the Company had approximately $1.6 billion in available borrowing capacity under the Waters Credit Agreement, after taking into account outstanding letters of credit, and the Company and its foreign subsidiaries had available short-term lines of credit totaling $110 million, for the purpose of short-term borrowing and issuance of commercial guarantees. While none of the Company’s foreign subsidiaries had outstanding short-term borrowings as of December 31, 2025, the Notes may be structurally subordinated to any future borrowing by any of the Company’s foreign subsidiaries under these short-term lines of credit.

Guarantees

The payment of the principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “guarantees”) by each of the Guarantors. Each Guarantor’s guarantee will be a senior unsecured obligation of such Guarantor and will:

•	rank senior in right of payment to all of the existing and future subordinated indebtedness of such Guarantor;

•	rank equally in right of payment with all of the existing and future senior unsecured indebtedness of such Guarantor;

•	be effectively subordinated to all of the future secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to any obligations of the Parent Guarantor’s subsidiaries (other than the Subsidiary Guarantors and, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).

Other than the Subsidiary Guarantors, none of the Parent Guarantor’s subsidiaries will guarantee or have any obligations with respect to the Notes. Therefore, our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any non-Guarantor subsidiary upon any such non-Guarantor subsidiary’s liquidation may be subject to the prior claims of the non-Guarantor subsidiary’s other creditors. As of and for the fiscal year ended December 31, 2025, non-Guarantor subsidiaries of the Parent Guarantor accounted for approximately 68% of the consolidated revenue of the Company, held approximately 44% of the consolidated total assets of the Company and had available lines of credit totaling $110 million for the purpose of short-term borrowing and issuance of commercial guarantees, in each case after inter-company eliminations.

Each guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law or provincial law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its guarantee. See “Risk Factors—U.S. federal and state fraudulent conveyance or fraudulent transfer laws permit a court, under certain circumstances, to void any series of Notes and the related guarantees, subordinate claims in respect of any series of Notes and the related guarantees, or require holders of any series of Notes to return payments received from us in respect of the related guarantees and, if that occurs, you may not receive any payments on such series of Notes.”

The indenture will not limit the amount of debt that the Issuer may issue under the indenture or the amount of other debt or securities that the Issuer, the Guarantors or any of their subsidiaries may issue or guarantee or require the maintenance of financial ratios or specified levels of net worth or liquidity. Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale of Assets,” and restrictions in other instruments governing our other outstanding indebtedness, including the Credit Agreements, we may incur substantial additional indebtedness (including secured indebtedness) in the future. For additional information, see “Risk Factors—Our substantial indebtedness could adversely affect the Company’s operational flexibility and increase its borrowing costs,” “Risk Factors—Despite our indebtedness levels, we and our subsidiaries may be able to incur additional debt, including secured debt. This could further exacerbate the risks associated with our substantial leverage as well as the risks associated with the Notes,” and “Risk Factors—The Notes will be structurally subordinated to all of the obligations of the Parent Guarantor’s subsidiaries (other than the Issuer and the Subsidiary Guarantors).”

Release of Guarantors

As more fully described in the indenture, the guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(1)

a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) of the Capital Stock of such Guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Guarantor, in each case to a Person other than to the Parent Guarantor or a Subsidiary of the Parent Guarantor and as otherwise not prohibited by the indenture;

(2)	defeasance or discharge of the Notes, as provided in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Defeasance and Covenant Defeasance;”

(3)

in the case of a Subsidiary Guarantor, such Subsidiary Guarantor being (or being substantially concurrently) released or discharged from all of its obligations under all of its guarantees of payment under each Credit Agreement;

(4)

if such Guarantor was not required to create a guarantee but did so at its option, upon the request of such Guarantor of a release at any time (if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to the indenture);

(5)

upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of the indenture; and

(6)	as described in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees—Modifications and Waivers.”

Substitution of the Parent Guarantor or WTC as the Issuer

The Parent Guarantor or WTC have the right, at their option, at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligations of, the Issuer under each series of Notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent Guarantor or WTC, as applicable, executes a supplemental indenture in which it agrees to be bound by the terms of and assume all of the obligations of the Issuer under each such series of Notes and the indenture (the “Initial Assumption”).

In the case of the Initial Assumption, (i) the Issuer will be relieved of any further obligations as issuer of the assumed series of Notes and will instead become a guarantor of such Notes, and (ii) the Parent Guarantor or WTC, as applicable, will be released from all obligations under its guarantee and will instead become the primary obligor under such Notes and the related indenture provisions (such new primary obligor under such Notes, the “New Issuer”).

Following the Initial Assumption, the Parent Guarantor or WTC, as applicable, have the right, at their option, on one or more occasions, at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligation of, the New Issuer under each applicable series of Notes that is then outstanding under the indenture, if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent Guarantor or WTC, as applicable, executes a supplemental indenture in which it agrees to be bound by the terms of and assume all of the obligations of the New Issuer under each such applicable series of Notes and the indenture (any such substitution, a “Subsequent Assumption”).

In the case of a Subsequent Assumption, (i) the New Issuer will be relieved of any further obligations as the issuer of the assumed series of Notes and will instead become a guarantor of such Notes, and (ii) the Parent Guarantor or WTC, as applicable, will be released from all obligations under its guarantee and will instead become the primary obligor under such Notes and the related indenture provisions.

As used in this prospectus supplement, an “Assumption” refers to the Initial Assumption or a Subsequent Assumption, as the context requires.

Following an Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to the Parent Guarantor or WTC, as applicable. Additionally, following the Assumption, the Parent Guarantor or WTC, as applicable, have the right, at their option, at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligation of, the new Issuer following the Assumption, provided that the Parent Guarantor or WTC, as applicable, executes a supplemental indenture in which it agrees to be bound by the terms of and assume all of the obligations of the Issuer under each such series of Notes and the indenture. Additionally, following an Assumption, if the applicable series of Notes are represented by global notes at the time of such Assumption and it is necessary or desirable to effect a mandatory exchange or other procedure to cause the applicable global notes to be identified by new CUSIP numbers, then the Issuer, the Parent Guarantor and WTC, as applicable, will be permitted to take any actions necessary or desirable in connection with such mandatory exchange or procedure that does not adversely affect the interests of the holders of the Notes in any material respect.

See “Certain U.S. Federal Income Tax Considerations —Assumption of the Notes by Parent Guarantor or WTC” for discussion of possible tax considerations.

Principal, Maturity and Interest

Interest on the 2027 Notes will accrue at the rate of 4.321% per annum and will be payable on March 23 and September 23 of each year, commencing on September 23, 2026. Interest on the 2029 Notes will accrue at the rate of 4.398% per annum and will be payable on March 23 and September 23 of each year, commencing on September 23, 2026. Interest on the 2031 Notes will accrue at the rate of 4.656% per annum and will be payable on March 23 and September 23 of each year, commencing on September 23, 2026. Interest on the 2033 Notes will accrue at the rate of 4.945% per annum and will be payable on March 23 and September 23 of each year, commencing on September 23, 2026. Interest on the 2036 Notes will accrue at the rate of 5.245% per annum and will be payable on March 23 and September 23 of each year, commencing on September 23, 2026.

Interest on each series of Notes will be computed on the basis of a 360-day year of twelve 30-day months and will be paid to the persons in whose names the applicable Notes are registered at the close of business on the date that is 15 calendar days prior to the relevant interest payment date (whether or not a business day). We will make payments of principal, premium, if any, and interest, if any, through the trustee to The Depository Trust Company (“DTC”). If any of the Notes are no longer represented by a global note, payment of principal, premium, if any, and interest on definitive notes may, at our option, be made by check mailed directly to holders of the Notes at their registered addresses appearing in the security register. Principal, premium, if any, and interest shall be considered paid on the date due if it has been deposited with the trustee or paying agent in accordance with the base indenture.

Interest payable on any interest payment date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such interest payment date, redemption date or maturity date, as the case may be. If any interest payment date, redemption date or maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next succeeding business day with the same force and effect as if made on the applicable interest payment date, redemption date or maturity date and without any additional payment as a result of such delay.

The term “business day” means, with respect to any Note, any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.

Issuance of Additional Notes

The Issuer may from time to time, without the consent of, or notice to, the holders of the Notes of any series, increase the principal amount of any series of Notes by issuing additional Notes of such series in the future on the same terms and conditions as the Notes of such series offered hereby (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional Notes will not be issued with the same CUSIP number as the applicable series of Notes offered hereby unless such additional Notes are fungible for U.S. federal income tax purposes with the Notes of such series offered hereby. The Notes of each series offered hereby and any additional Notes of such series subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Optional Redemption

The 2027 Notes will not be redeemable by the Issuer prior to maturity. Prior to the Par Call Date (as defined below) applicable to a series of Notes other than the 2027 Notes, the Issuer may redeem the applicable series of

Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	100% of the principal amount of the applicable series of Notes to be redeemed on the redemption date; and

(2)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus (i) 15 basis points for the 2029 Notes, (ii) 15 basis points for the 2031 Notes, (iii) 15 basis points for the 2033 Notes and (iv) 20 basis points for the 2036 Notes, less (b) interest accrued to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

In addition, for each series of Notes other than the 2027 Notes, on or after the applicable Par Call Date, the Issuer may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of Notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

As used herein, “Par Call Date” means:

•	with respect to the 2029 Notes, February 23, 2029 (one month prior to the maturity date of the 2029 Notes);

•	with respect to the 2031 Notes, February 23, 2031 (one month prior to the maturity date of the 2031 Notes);

•	with respect to the 2033 Notes, January 23, 2033 (two months prior to the maturity date of the 2033 Notes); and

•	with respect to the 2036 Notes, December 23, 2035 (three months prior to the maturity date of the 2036 Notes).

As used herein “Treasury Rate” means, with respect to any redemption date prior to the applicable Par Call Date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to the series of Notes being redeemed shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published or does not contain the yields required to calculate the applicable Treasury Rate, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate for the applicable series of Notes in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notwithstanding the foregoing, installments of interest on any series of Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date immediately preceding such interest payment date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of Notes being redeemed, except that redemption notices may be mailed or electronically delivered more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the indenture.

Any redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, any related notice of redemption will describe such condition and, if applicable, will state that, in our discretion, the (i) redemption date may be delayed until such time (including by more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied or waived by us by the relevant redemption date, or by the redemption date as so delayed. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption of any series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note being redeemed. Except in the case of global notes, a new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. Notwithstanding the foregoing, for so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

In the event of any redemption of Notes, we will not be required to (i) register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the Notes and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

The indenture will provide that, notwithstanding anything to the contrary therein, the Issuer, the Parent Guarantor and their respective affiliates and members of management, among other parties, may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Parent Guarantor’s or any of its subsidiaries’ outstanding debt securities or loans, including the Notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Issuer, the Parent Guarantor and their respective affiliates and members of management, among other parties, may determine, including, without limitation, in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders or beneficial owners of Notes. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the indenture, any such purchases or other transactions made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured indebtedness, including borrowings under our Credit Agreements or future credit facilities. The amounts involved in any such purchases or other transactions, individually or in the aggregate, may be material. Any such purchases or other transactions may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series. In addition, any such purchases or other transactions made at prices below the “adjusted issue price” (as defined for U.S. federal income tax purposes) may result in taxable cancellation of indebtedness income to us, which amounts may be material, and may result in related adverse tax consequences to us.

Except as set forth in this prospectus supplement and the accompanying prospectus, the Notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Change of Control

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless we have exercised our right to redeem the Notes of such series as described above under “—Optional Redemption,” each holder of Notes will have the right to require us to repurchase all or a portion (equal to $2,000 or integral multiples of $1,000 in excess thereof) of such holder’s Notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date. Notwithstanding the foregoing, installments of interest on Notes of such series that are due and payable on interest payment dates falling on or prior to a Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

Within 30 days following the date upon which the Change of Control Triggering Event with respect to a series of Notes occurred or, at our option, prior to and conditioned on the occurrence of, any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will be required to deliver a notice to each holder of such Notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 10 days nor (except to the extent such notice is conditioned upon the occurrence of a Change of Control Triggering Event) later than 60 days from the date such notice is sent and, if the notice is sent prior to the Change of Control, no earlier than the date of the occurrence of the Change of Control, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Payment Date may be designated by reference to the date that the Change of Control Triggering Event is satisfied, rather than a specific date. The notice will, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

We will not be required to make a Change of Control Offer with respect to a series of Notes if (i) a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by us, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer or (ii) a notice of redemption of all outstanding Notes of such series has been given pursuant to the indenture as described above under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in an offer to repurchase such Notes upon a Change of Control Triggering Event and we, or any third party making an offer to repurchase such Notes upon a Change of Control Triggering Event in lieu of us, as described above, purchase all of the Notes of such series validly tendered and not withdrawn by such holders, then we will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice to each holder of such Notes, with a copy to the trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date).

To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the “Change of Control Triggering Event” provisions of the indenture and the Notes, we will not be deemed to have breached our obligations under the indenture and the Notes by virtue of compliance with the securities laws and regulations. We may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

The provisions under the indenture relating to our obligation to make an offer to repurchase Notes of any series as a result of a Change of Control Triggering Event with respect to such series may be waived or modified with the written consent of the holders of a majority of the aggregate outstanding principal amount of such series of Notes.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below and under “— Merger, Consolidation or Sale of Assets,” we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of our indebtedness or that of our subsidiaries outstanding at such time or otherwise affect our capital structure or that of our subsidiaries or the credit ratings of the Notes. Restrictions on our ability to consolidate, merge or convey, transfer or lease all or substantially all of our properties and assets are contained in the covenants as described below under “— Merger, Consolidation or Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a Change of Control Triggering Event, however, the indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event the Company participates in transactions such as recapitalizations, reorganizations and other highly leveraged transactions. For additional information, see “Risk Factors— We may enter into transactions such as recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the Notes.”

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another Person may be uncertain.

As used herein the following terms have the meanings assigned to them:

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)

in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; and

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Parent Guarantor’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries (including the Issuer); or

(2)

we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor.

Notwithstanding the foregoing or any provision of Section 13d-3 of the Exchange Act:

•

a transaction will not be deemed to involve a Change of Control if (A) the Parent Guarantor becomes a direct or indirect wholly-owned Subsidiary of another Person and (B) either (i) the shares of the Parent Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction; or (ii) immediately following such transaction no “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person; and

•

(i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors of such parent entity and (iii) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P or Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means S&P, Moody’s and Fitch, or if S&P, Moody’s or Fitch shall cease to rate the Notes of a series or fail to make a rating of the Notes of a series publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for one or any of them, as the case may be.

“Rating Event” means, with respect to each series of Notes, the rating on such series of Notes is lowered and such Notes are rated below Investment Grade by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade below Investment Grade by any of the Rating Agencies); provided (i) that no such extension shall occur if on such 60th day such Notes have an Investment Grade rating from at least two Rating Agencies and are not subject to review for possible downgrade by such Rating Agencies and (ii) that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the total voting power of the equity or membership interests therein at the time. Unless otherwise qualified, with respect to a joint venture entity, to the extent that the Parent Guarantor and/or one or more of its Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity are below 50% at the time of commencement of such joint venture but subsequently exceeds 50% in accordance with the terms of the applicable joint venture agreement, such joint venture entity shall not be considered a Subsidiary unless and until the Parent Guarantor’s and/or one or more Subsidiaries’ share of the total voting power of the equity interests of such joint venture entity exceeds 70%.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person).

Certain Covenants

Limitation on Liens

Except as described under “—Exemptions from Limitations on Liens and Sale and Leaseback Transactions,” neither the Parent Guarantor nor any of its Subsidiaries will create, incur, issue, assume or guarantee (collectively, “incur”), any Indebtedness secured by a Lien, other than a Permitted Lien (as defined below), upon any Principal Property without equally and ratably securing any Notes then outstanding (for so long as such Indebtedness is so secured). Any of the following Liens is a “Permitted Lien”:

(1)

Liens securing any Hedging Agreement between the Parent Guarantor and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Hedging Agreement is entered into, lenders under one or more Credit Facilities of the Parent Guarantor or any of its Subsidiaries (or affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Indebtedness and other Obligations under the Credit Facilities;

(2)	Liens on Capital Stock in any joint venture owned by the Parent Guarantor or any of its Subsidiaries securing joint venture obligations of such joint venture;

(3)	Liens in favor of the Parent Guarantor or any of its Subsidiaries, including, without limitation, Liens securing Indebtedness between or among the Parent Guarantor and any of its Subsidiaries;

(4)

Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of the Parent Guarantor or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets; provided in the case of the preceding subclauses (a) and (b) that at the time of incurrence thereof, the aggregate principal amount of outstanding Capital Lease Obligations and other Indebtedness secured by Liens pursuant to this clause (4) (including subclause (c) of this clause (4)) does not exceed the greater of (i) $630.0 million and (ii) 15% of Consolidated Net Tangible Assets, and (c) any refinancing, replacement, refunding, renewal, exchange, repayment or extension (including pursuant to any defeasance or discharge mechanism) of such Indebtedness (or unutilized commitment in respect of Indebtedness) in an amount not greater than the principal amount of such Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension;

(5)	Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition or other investment;

(6)

Liens on deposit accounts, securities accounts, cash and cash equivalents pursuant to an escrow arrangement or other funding arrangement pursuant to which such funds will be segregated to pay the purchase price for any acquisition;

(7)	Liens on Margin Stock that is held by the Parent Guarantor as treasury stock;

(8)	Liens consisting of an agreement to sell, transfer or dispose of any asset or property to the extent not prohibited by the covenant under “Merger, Consolidation or Sale of Assets”;

(9)

Liens created in connection with any equity interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an equity interest repurchase program;

(10)

Liens on any Principal Property existing at the time of its acquisition and Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of such property (whichever is latest) to secure Indebtedness incurred for the purposes of payment of the purchase price of such property or the cost of such improvement, alteration, construction or commencement of full operation;

(11)

Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the applicable Subsidiary;

(12)

Liens on assets of any Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Parent Guarantor and do not extend to any assets other than those of the Person that became a Subsidiary of the Parent Guarantor;

(13)

Liens of sellers of goods to the Parent Guarantor or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(14)	Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(15)

Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits and other social security laws or similar laws or regulations (other than Liens arising under the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder), including cash collateral for obligations in respect of letters of credit, guarantee obligations or similar instruments related to the foregoing and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business, or to secure the performance of bids, tenders or trade contracts (including, but not limited to, insurance contracts), leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

(16)

Liens with respect to landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested;

(17)	Liens arising out of litigation or judgments being contested;

(18)

Liens imposed by law for taxes, assessments or governmental charges or levies that (i) are not yet delinquent or are being contested in good faith by appropriate proceedings or for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules or (ii) that would not reasonably be expected to have a material adverse effect on the Parent Guarantor and its Subsidiaries taken as a whole;

(19)

any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement not prohibited by the indenture and in the ordinary course of business;

(20)	Liens existing on the issue date of the Notes;

(21)

Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or impairments, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(22)

zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Subsidiaries taken as a whole;

(23)

Liens in connection with the operation of cash management programs and any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(24)	Liens securing financing of insurance premiums incurred in the ordinary course of business;

(25)

Liens on trusts, escrow arrangements and other funding arrangements, and any cash, cash equivalents, deposit accounts, securities accounts and trust accounts or other assets arising in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge or redemption of Indebtedness;

(26)	Liens associated with the discounting or sale of letters of credit and accounts receivable;

(27)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code; and

(28)

any extension, renewal, substitution or replacement (and successive extensions, renewals, substitutions and replacements), in whole or in part, of any Lien that was previously so secured, and permitted to be secured under the indenture; provided that (a) such extension, renewal, substitution or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed, exchanged, substituted, repaid or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such refinancing, replacement, refunding, renewal, exchange, repayment or extension.

Limitation on Sale and Leaseback Transactions

Except as described under “—Exemptions from Limitations on Liens and Sale and Leaseback Transactions,” the Parent Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among the Parent Guarantor and its Subsidiaries, unless:

(1)

the Parent Guarantor and/or such Subsidiary or Subsidiaries would be entitled to incur Indebtedness in an amount equal to or greater than the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien on such Principal Property without being required to secure the Notes in accordance with the covenant described under “— Limitation on Liens”; and

(2)

within 365 days after such Sale and Leaseback Transaction, the Parent Guarantor or such Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction to the retirement of Funded Debt of the Parent Guarantor or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property, provided, that the amount to be applied to the retirement of Funded Debt shall be reduced by (a) the principal amount of any Notes delivered within 365 days after such sale to the trustee for retirement and cancellation, and (b) the principal amount of such Funded Debt, other than Notes, voluntarily retired by the Parent Guarantor or any of its Subsidiaries within 365 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Exemptions from Limitations on Liens and Sale and Leaseback Transactions

The Parent Guarantor and its Subsidiaries may incur Indebtedness secured by Liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions”; provided that, immediately after giving effect thereto, the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property (now owned or hereafter acquired) incurred without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens,” plus the aggregate amount of all outstanding Attributable Debt with respect to all such Sale and Leaseback Transactions (not including those that are for less than three years or in respect of which Funded Debt is retired or property that will constitute Principal Property is purchased, as described under “—Limitation on Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Additional Subsidiary Guarantees

The Parent Guarantor will not permit any of its Subsidiaries that is not already a Subsidiary Guarantor to guarantee any Indebtedness under either Credit Agreement unless such Subsidiary within 60 days executes and delivers a supplemental indenture to the indenture providing for a guarantee by such Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s guarantee of the Notes, any such guarantee by such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s guarantee of the Notes; provided that in no event shall a Subsidiary be required to provide a guarantee under the Notes of any series if we reasonably determine that such guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Parent Guarantor or any of its Subsidiaries.

Any such guarantee of the Notes provided by a Subsidiary of the Parent Guarantor shall be subject to the release and other provisions described under “—Guarantees.”

SEC Reports

We will, pursuant to Section 314(a) of the Trust Indenture Act, so long as the Notes are outstanding, file with the trustee such information, documents and other reports as may be required to comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the SEC; provided further that (i) any failure to comply with this provision will not constitute a default or an event of default under the indenture and (ii) only the trustee, acting at the written direction of holders of a majority of the aggregate outstanding principal amount of the Notes, may institute a legal proceeding against the Issuer or the Parent Guarantor to enforce such delivery obligation.

The trustee shall have no duty to determine whether any such reports have been filed with the SEC or to determine what information, documents or reports are required to comply with the Trust Indenture Act. The trustee shall have no duty to review or verify the contents of any such reports delivered to it or filed with the SEC.

Merger, Consolidation or Sale of Assets

The Issuer may not consolidate with or merge into any other Person, or sell or transfer all or substantially all of our properties and assets to any other Person (other than the Parent Guarantor or any of its Subsidiaries), unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:

(1)	in the case of a merger, the Issuer is the continuing Person; or

(2)

in case the Issuer consolidates with or merges into another Person (and the Issuer is not the continuing Person), or sells or transfers all or substantially all of the Issuer’s properties and assets to another Person (other than the Parent Guarantor or any of its Subsidiaries), the Person formed by such consolidation or into which the Issuer is merged or the Person that acquires by sale or transfer all or substantially all of the Issuer’s properties and assets will assume, by a supplemental indenture executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes, and the Issuer’s other obligations under the indenture; and

(3)

immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor Person, upon executing such supplemental indenture, will succeed to the Issuer with the same effect as if it had been an original party hereto (which succession shall relieve the Issuer of all liabilities and discharge the Issuer from all obligations and covenants, in each case under the indenture and the Notes), and such successor Person will possess and from time to time may exercise each and every power hereunder of the Issuer, and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Issuer may be done or performed with like force and effect by the like board or officer of such successor Person.

The Parent Guarantor may not consolidate with or merge into any other Person, or sell or transfer all or substantially all of its properties and assets to, any other Person (other than any of its Subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:

(1)	in the case of a merger, the Parent Guarantor is the continuing Person; or

(2)

in case the Parent Guarantor consolidates with or merges into another Person (and the Parent Guarantor is not the continuing Person), or sells or transfers all or substantially all of its properties and assets to another Person (other than any of its Subsidiaries), the Person formed by such consolidation or into which it is merged or the Person that acquires by sale or transfer all or substantially all of its properties and assets will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and the Parent Guarantor’s other obligations under the indenture; and

(3)

immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture.

Every such successor Person, upon executing such supplemental indenture, will succeed to the Parent Guarantor with the same effect as if it had been an original party hereto (which succession shall relieve the Parent Guarantor of all liabilities and discharge the Parent Guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor Person will possess and from time to time may exercise each and every power hereunder of the Parent Guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the Parent Guarantor may be done or performed with like force and effect by the like board or officer of such successor Person.

No Subsidiary Guarantor may consolidate with or merge into any other Person, or sell or transfer all or substantially all of its properties and assets to, any other Person (other than the Parent Guarantor or any of its Subsidiaries) unless the successor entity is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and:

(1)	in the case of a merger, it, the Issuer, the Parent Guarantor or any other Subsidiary Guarantor is the continuing Person; or

(2)

in case a Subsidiary Guarantor consolidates with or merges into another Person (and a Subsidiary Guarantor, the Issuer or the Parent Guarantor is not the continuing Person), or sells or transfers all or substantially all of its properties and assets to another Person (other than the Parent Guarantor or any of its Subsidiaries), the Person formed by such consolidation or into which it is merged or the Person that acquires by sale or transfer of all or substantially all of its properties and assets will assume, by a supplemental indenture executed and delivered to the trustee, the guarantee, and such Subsidiary Guarantor’s other obligations under the indenture; and

(3)

immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing which has not otherwise been waived or remedied in compliance with the terms of the indenture, provided, that the foregoing paragraph shall not apply to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its guarantee and the indenture in accordance with the provisions described under “—Guarantees—Release of Guarantors.”

Every such successor Person, upon executing such supplemental indenture, will succeed to the Subsidiary Guarantor with the same effect as if it had been an original party to the indenture (which succession shall relieve the applicable Subsidiary Guarantor of all liabilities and discharge the applicable Subsidiary Guarantor from all obligations and covenants, in each case under the indenture and the guarantee), and such successor Person will possess and from time to time may exercise each and every power hereunder of the applicable Subsidiary Guarantor and any act or proceeding required by the indenture to be done or performed by any board, governing body or officer of the applicable Subsidiary Guarantor may be done or performed with like force and effect by the like board or officer of such successor Person.

Notwithstanding the foregoing, (i) any Subsidiary of the Parent Guarantor that is not the Issuer or any Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease or otherwise dispose of all or part of its properties and assets to, the Parent Guarantor or any of its Subsidiaries, (ii) the Issuer, the Parent Guarantor or any Subsidiary Guarantor may consolidate with or merge with or into, or sell, transfer or otherwise dispose of all or part of their properties and assets to, the Issuer, the Parent Guarantor or any Subsidiary Guarantor, (iii) the Parent Guarantor or any Subsidiary Guarantor may consolidate with or merge with or into any Subsidiary of the Parent Guarantor solely for the purpose of reincorporating or reorganizing the Parent Guarantor or any Subsidiary Guarantor, (iv) the Issuer, the Parent Guarantor or any Subsidiary Guarantor, may convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, (v) the Parent Guarantor may sell, lease, convey, assign, transfer or otherwise dispose of assets and property to the Issuer or any Subsidiary of the Parent Guarantor and (vi) any Subsidiary Guarantor may sell, lease, convey, assign, transfer or otherwise dispose of assets and property to the Parent Guarantor or any Subsidiary of the Parent Guarantor.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus or the base indenture, the foregoing provisions shall not apply to the Assumption completed in accordance with the provisions described under “—Substitution of the Parent Guarantor or WTC as the Issuer.”

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor, and no director, officer, employee, incorporator, member or stockholder of or any Subsidiary of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the guarantees or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of the applicable series. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Events of Default

All provisions relating to events of default are as set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Events of Default.”

Defeasance

All provisions relating to defeasance and covenant defeasance are as set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Defeasance and Covenant Defeasance.” In addition, in the event the Issuer exercises its right to defeasance or covenant defeasance, the guarantee of each Guarantor will cease to be of further effect and each Guarantor will be automatically released from all of its obligations with respect to such guarantee.

Satisfaction and Discharge

All provisions relating to the satisfaction and discharge of our obligations under the indenture are as set forth in the accompanying prospectus under the heading “Description of Debt Securities and Related Guarantees — Satisfaction and Discharge.” In addition, in the event the Issuer exercises its right to satisfy and discharge the Notes, the guarantee of each Guarantor will cease to be of further effect and each Guarantor will be automatically released from all of its obligations with respect to such guarantee.

Trustee

U.S. Bank Trust Company, National Association, or any successor thereto, will serve as trustee under the indenture.

The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.

Paying Agent and Registrar for the Notes

The Issuer has appointed the trustee to act as the security registrar and paying agent and to act as depositary custodian with respect to the global notes. The Issuer has authorized its agents and the trustee to act in accordance with a letter of representations entered into with the depositary.

The trustee or paying agent, as applicable, will repay to the Issuer on the Issuer’s written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to the Issuer, holders of the Notes entitled to such funds must look only to the Issuer for payment.

Listing

We do not intend to apply to list the Notes on any national securities exchange or include them in any automated quotation system.

Book-Entry, Delivery and Form

Global Notes

The Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture.

Except as provided below, owners of beneficial interests in the global notes will not be entitled to have the Notes represented by global notes registered in their name, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

In addition, except as provided below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

If the depositary notifies the Issuer that it is at any time unwilling or unable to continue as depositary for the Notes, or if at any time the depositary for the Notes has ceased to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation at a time when the depositary is required to be so registered to act as depositary, the Issuer will use commercially reasonable efforts to appoint a successor depositary with respect to the Notes. If a successor depositary for the Notes is not appointed by us within 90 days after the Issuer receives such notice or become aware of such ineligibility, the Issuer will issue Notes in definitive form in exchange for the global notes. In addition, the Issuer may at any time and in its sole discretion determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified by the Issuer. Notes in definitive form can be transferred by presentation for registration to the registrar at its offices and must be duly endorsed by the holder or their attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the trustee duly executed by the holder or their attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.

DTC

The depositary advises as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates;

•	Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations;

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries; and

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each note will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the Notes. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Principal, interest payments and redemption proceeds, if any, on the Notes will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuer, the Parent Guarantor or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Issuer, the Guarantors or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer or the trustee, as applicable. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where a vote may be required with respect to the Notes, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in the listing attached to the omnibus proxy).

In any case where we have made a tender offer for the purchase of any of the Notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its Notes purchased or tendered. The beneficial owner must deliver the Notes by causing the Direct Participants to transfer the participant’s interest in the Notes, on DTC’s records, to a tender agent. The requirement for physical delivery of the Notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Notes to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.

Notices and Redemption

Notices to holders of the Notes will be sent by mail to the registered holders when the Notes are in definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices (including redemption notices) to holders of Notes represented by a beneficial interest in the global notes shall be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be, in accordance with DTC or such clearing system’s customary policies and procedures.

Any notice or communication to a holder may be (a) e-mailed and be deemed duly given at the time so delivered, (b) mailed by first class mail, certified or registered, return receipt requested and be deemed duly delivered five calendar days after being deposited in the mail, or (c) mailed by overnight air courier guaranteeing next day delivery and be deemed duly delivered the next business day, in each case, to its email or physical address shown on the register kept by the trustee, as the security registrar. Any notice or communication will also be so e-mailed or mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to e-mail or mail a notice or communication to a holder or any defect in it will not affect its sufficiency with respect to other holders.

In each case, if a notice or communication is e-mailed or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of the indenture or the Notes, where the indenture or the Notes provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of the Notes represented by a beneficial interest in the global notes (whether by email, mail or otherwise), such notice shall be sufficiently given if given to the depositary (or its designee), in accordance with DTC or such depository’s customary policies and procedures.

Euroclear and Clearstream

Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:

•

It was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered pursuant to this prospectus supplement;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants; and

•

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);

•

Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly; and

•

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Governing Law

The indenture, the Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law rules thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

Certain Definitions

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Augusta Credit Agreement” means the Term Loan Credit Agreement, dated as of January 8, 2026, among Augusta SpinCo Corporation, the lenders party thereto and Barclays Bank, PLC, as administrative agent, and the other parties party thereto, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, refunded, replaced (whether upon termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (or classified under GAAP as “finance leases” but, in any event, excluding leases classified under GAAP as “operating leases”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Net Tangible Assets” shall mean, on any date of determination, the total assets of the Parent Guarantor and its Subsidiaries as set forth on the consolidated balance sheet of the Parent Guarantor (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities and all Intangible Assets as of the end of its most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Credit Agreements” mean the Waters Credit Agreement and the Augusta Credit Agreement.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements), indentures or other arrangements (including commercial paper facilities and overdraft facilities), in each case, with banks or other lenders or holders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or holders or others or to special purpose entities formed to borrow from such lenders or holders or others against such receivables), letters of credit, debt securities or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors), restructured, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks, institutions, investors or other similar entities and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) in each case, in whole or in part from time to time and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents).

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any of its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedging Agreements.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3)

reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capital Lease Obligations of such Person;

(6)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(7)	guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (8) of other Persons to the extent guaranteed by such Person; and

(8)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness.

“Intangible Assets” means all assets of the Parent Guarantor and its Subsidiaries that would be treated as intangible assets in conformity with GAAP on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries.

“Lien(s)” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Margin Stock” has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Principal Property” means any manufacturing facility, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by the Parent Guarantor or any of its Subsidiaries (whether owned on the issue date of the Notes or thereafter acquired), in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 3% of Consolidated Net Tangible Assets, other than (i) any such facility or parcel or group of contiguous parcels that the chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer of the Parent Guarantor or the Issuer reasonably determines is not material to the business of the Parent Guarantor and its Subsidiaries taken as a whole and (ii) the land, improvements, buildings, fixtures and/or equipment (including any leasehold interest therein) constituting our manufacturing facility in Taunton, Massachusetts.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary of the Parent Guarantor of any Principal Property, which has been or is to be sold or transferred by the Parent Guarantor or any such Subsidiary to such Person with the intention of taking back a lease of such Principal Property, except for leases between the Parent Guarantor and a Subsidiary of the Parent Guarantor or between Subsidiaries of the Parent Guarantor.

“Waters Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 17, 2021, among Waters Corporation, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended on March 3, 2023 and on May 22, 2025, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, refunded, replaced (whether upon termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the Notes to U.S. holders and non-U.S. holders (each as defined below). This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable final, temporary and proposed U.S. Department of Treasury regulations promulgated thereunder (the “U.S. Treasury regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. We cannot assure you that the IRS will not challenge one or more of the U.S. federal income tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the Notes.

Except where noted, this summary deals only with a Note held as a “capital asset” within the meaning of Section 1221 of the Code (generally property held for investment) by a person who purchases the Note on original issuance at the first price at which a substantial portion of the Notes of the applicable series is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences), or the tax consequences arising under the laws of any non-U.S., state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all aspects of U.S. federal income taxes, including any alternative minimum tax and Medicare contribution tax consequences, and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances or status, or to certain categories of investors that may be subject to special rules, such as:

•

tax consequences to brokers or dealers in securities or currencies, banks or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities for U.S. federal income tax purposes, governmental entities, insurance companies, retirement plans and other tax deferred accounts, non-U.S. trusts or estates with U.S. beneficiaries, traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to holders of debt instruments that are repaid with the proceeds of this offering;

•

tax consequences to persons holding Notes as a part of a hedge, straddle, integrated, conversion or other “synthetic security” or persons deemed to sell the Notes under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•

“United States persons” within the meaning of Section 7701(a)(30) of the Code (“U.S. persons”) who hold a Note through a bank, financial institution, or other entity, or a branch or office thereof, that is located, organized or resident outside the United States;

•	tax consequences to “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons subject to anti-inversion, base erosion or anti-abuse rules;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an “applicable financial statement” (within the meaning of Section 451(b) of the Code) and persons holding the Notes through individual retirement accounts and other tax-deferred accounts;

•	tax consequences to S corporations, partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors therein; and

•	tax consequences to certain former citizens or residents of the United States.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner or member generally will depend upon the status of the partner or member, the activities of the entity and certain determinations made at the partner or member level. If you are a partner or member in such an entity or arrangement, you are urged to consult your tax advisors.

If you are considering the purchase of Notes, you are urged to consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of Notes that is, or treated as, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident alien of the United States;

•

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE TAX ADVICE. YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Effect of Certain Contingent Payments

In certain circumstances, we may be required to make payments on the Notes in excess of stated interest and principal, or prior to their scheduled payment dates, for instance, as described under “Description of Notes—Change of Control” and “Description of Notes—Optional Redemption.” The U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat such payments as incidental. Accordingly, we do not intend to treat the Notes as contingent payment debt instruments. Our position will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Notes were acquired by such holder. However, our position is not binding on the IRS. If the IRS were to successfully challenge our position, a holder subject to U.S. federal income tax might be required to accrue ordinary interest income on the Notes in excess of stated interest rate based upon a “comparable yield” (as defined in the U.S. Treasury regulations) determined at the time of issuance of the Notes (which is not expected to differ significantly from the actual yield on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, such holder might be required to treat as ordinary income, rather than capital gain, any gain recognized on the taxable disposition of the Notes before the resolution of the contingencies. In any event, if we actually make any such additional payment, the timing, amount and character of a holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Assumption of the Notes by Parent Guarantor or WTC

The U.S. federal income tax consequences to a holder of an Initial Assumption or Subsequent Assumption will depend on whether it results in a “significant modification” of the Notes, and thus, a deemed exchange of the “old” Notes for “new” Notes for U.S. federal income tax purposes. Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification if, based on the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A modification of a debt instrument will not result in a deemed exchange unless such modification is a significant modification. The applicable U.S. Treasury regulations provide that a modification of a debt instrument that substitutes a new obligor on a recourse debt instrument generally is a significant modification whereas the addition or deletion of a co-obligor on a debt instrument is a significant modification only if the addition or deletion of the co-obligor results in a “change in payment expectations” within the meaning of the applicable U.S. Treasury regulations. Following any Initial Assumption or Subsequent Assumption, the Issuer will remain a guarantor of the Notes. While not free from doubt, we intend to take the position (to the extent we are required to do so) that the Initial Assumption or Subsequent Assumption will not result in a significant modification of the Notes to the extent permitted based on the facts at such relevant time. If such position is respected, a holder of Notes will have no U.S. federal income tax consequences as a result of the Initial Assumption or Subsequent Assumption and will continue to have the same adjusted tax basis and holding period in the Notes. If the Initial Assumption or Subsequent Assumption resulted in a deemed exchange of the Notes, a holder of Notes may recognize gain or loss in an amount equal to the difference, if any, between the amount realized on the receipt of the “new” Notes and its adjusted tax basis in the “old” Notes deemed to be surrendered in exchange therefor and as described below under “—Taxation of U.S. Holders—Taxable Disposition of the Notes” and “—Taxation of Non-U.S. Holders—Taxable Disposition of the Notes.” In addition, any “new” Notes that are treated as received in the deemed exchange may be issued with original issue discount for U.S. federal income tax purposes. Holders should consult their tax advisors with respect to the treatment and consequences of the Initial Assumption or Subsequent Assumption.

Taxation of U.S. Holders

Interest on the Notes

Stated interest on the Notes will be taxable to a U.S. holder as ordinary income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount.

Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement, repurchase by us or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on such disposition (less any amount that is attributable to accrued and unpaid interest, which will be taxed as ordinary income to the extent not previously so taxed) and the U.S. holder’s adjusted tax basis in such Note. A U.S. holder’s adjusted tax basis in a Note will generally equal the cost of the Note to such U.S. holder (reduced by any payments other than stated interest made on a Note). Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Generally, long-term capital gains recognized by certain non-corporate U.S. holders (including an individual U.S. holder) currently are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest on the Notes and the proceeds of a sale, exchange, redemption, retirement, repurchase by us or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder properly establishes that it is an exempt recipient (such as a corporation generally). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information or appropriate claim form is furnished to the IRS in a timely manner.

Taxation of Non-U.S. Holders

Interest on the Notes

Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax generally will not apply to any payment of interest on a Note to a non-U.S. holder provided that:

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•

the non-U.S. holder is not a “controlled foreign corporation” that is related to us (directly, indirectly or constructively) through stock ownership within the meaning of section 881(c)(3)(C) of the Code;

•	the non-U.S. holder is not a bank receiving interest on a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code; and

•

either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on the applicable IRS Form W-8) or (2) the non-U.S. holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed (1) IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable form or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form or successor form) stating that interest paid on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments. Non-U.S. holders are urged to consult their tax advisors on the treatment of interest on the Notes.

Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA below, gain recognized by a non-U.S. holder on the sale, exchange, redemption, retirement, repurchase by us or other taxable disposition of a Note generally will not be subject to U.S. federal income or withholding tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, such gain is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption, retirement, repurchase by us or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise. Effectively connected interest income that is subject to U.S. federal income tax will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the U.S. and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to U.S. federal income tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.

If a non-U.S. holder is an individual described in the second bullet point above, such non-U.S. holder will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on the gain derived from the sale, exchange, redemption, repurchase by us or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the applicable statement described above in the last bullet point under “—Taxation of Non-U.S. Holders—Interest on the Notes” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange, redemption, repurchase by us or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information or appropriate claim form is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on Notes paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. While withholdable payments would have originally included payments of gross proceeds from a sale or other disposition of Notes, proposed U.S. Treasury regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final Treasury regulations are issued. No such final U.S. Treasury regulations have been issued so far. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “—Taxation of Non-U.S. Holders—Interest on the Notes,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. If withholding is imposed under FATCA, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Holders are urged to consult their tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATIONAL PURPOSES ONLY, IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND THE CONSEQUENCES UNDER ANY APPLICABLE TREATY.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc. are acting as the representatives of the underwriters and the joint book-running managers of this offering. Under the terms of an underwriting agreement with respect to the Notes being offered, each of the underwriters named below has severally agreed to purchase from us the principal amount of the Notes of such series set forth opposite their names below:

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes
Barclays Capital Inc.	$164,385,000	$151,740,000	$189,675,000	$189,675,000	$189,675,000
Citigroup Global Markets Inc.	164,385,000	151,740,000	189,675,000	189,675,000	189,675,000
J.P. Morgan Securities LLC	42,705,000	39,420,000	49,275,000	49,275,000	49,275,000
BofA Securities, Inc.	32,695,000	30,180,000	37,725,000	37,725,000	37,725,000
HSBC Securities (USA) Inc.	32,695,000	30,180,000	37,725,000	37,725,000	37,725,000
Citizens JMP Securities, LLC	32,695,000	30,180,000	37,725,000	37,725,000	37,725,000
PNC Capital Markets LLC	32,695,000	30,180,000	37,725,000	37,725,000	37,725,000
Truist Securities, Inc.	32,695,000	30,180,000	37,725,000	37,725,000	37,725,000
DNB Carnegie, Inc.	23,010,000	21,240,000	26,550,000	26,550,000	26,550,000
Guggenheim Securities, LLC	23,010,000	21,240,000	26,550,000	26,550,000	26,550,000
KeyBanc Capital Markets Inc.	23,010,000	21,240,000	26,550,000	26,550,000	26,550,000
TD Securities (USA) LLC	23,010,000	21,240,000	26,550,000	26,550,000	26,550,000
U.S. Bancorp Investments, Inc.	23,010,000	21,240,000	26,550,000	26,550,000	26,550,000

Total	$650,000,000	$600,000,000	$750,000,000	$750,000,000	$750,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the Notes depends on the satisfaction of the certain conditions contained in the underwriting agreement, including:

•	the obligation to purchase all of the Notes offered hereby, if any of the Notes are purchased;

•	the representations and warranties made by us and the guarantors to the underwriters are true;

•	there is no material change in our or the guarantors’ business or the financial markets; and

•	we and the guarantors deliver customary closing documents to the underwriters.

Commissions and Expenses

The underwriters will purchase the Notes at the discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the Notes at the offering price set forth on the front of this prospectus supplement, less a concession not to exceed 0.100% of the principal amount per 2027 Note, 0.250% of the principal amount per 2029 Note, 0.350% of the principal amount per 2031 Note, 0.375% of the principal amount per 2033 Note and 0.400% of the principal amount per 2036 Note. The underwriters may allow, and dealers may re-allow, a concession not to exceed 0.050% of the principal amount per 2027 Note, 0.150% of the principal amount per 2029 Note, 0.200% of the principal amount per 2031 Note, 0.225% of the principal amount per 2033 Note and 0.250% of the principal amount per 2036 Note of the principal amount of the notes on sales to other dealers. If all the Notes are not sold at the initial offering price following the initial offering, the underwriters may change the initial offering price and other selling terms.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the applicable series of Notes and in total:

Paid by Us
Per 2027 Note	0.150%
Per 2029 Note	0.400%
Per 2031 Note	0.600%
Per 2033 Note	0.625%
Per 2036 Note	0.650%
Total	$17,437,500

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $9.1 million.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase Notes of any series in the open market to cover syndicate short positions or to stabilize the price of the applicable series of Notes. Any of these activities may stabilize or maintain the market price of the applicable series of Notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of any series of Notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Settlement

We expect that delivery of the Notes will be made, against payment for the Notes, on or about March 23, 2026, which will be the fourth business day following the pricing of the Notes (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of Notes who wish to trade the Notes on any date prior to one business day preceding their date of delivery will be required, because the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders under the Augusta Delayed Draw Term Loan Facility that Waters will repay in full with a portion of the net proceeds of this offering and therefore may receive a portion of the net proceeds of this offering as a result.

As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture that will govern the Notes.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially any series of Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of any series of Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the

“EEA”) will only be made to a legal entity, which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the EEA other than to EEA Qualified Investors.

Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Public Offers and Admissions to Trading Regulations 2024 (SI 2025/105) (the “POATR”) or the Prospectus Rules: Admissions to Trading on a Regulated Market sourcebook of the UK Financial Conduct Authority (the “UK Prospectus Rules”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the POATR and the UK Prospectus Rules (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the United Kingdom other than to UK Qualified Investors.

Prohibition of Sales to United Kingdom Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is neither a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom, nor a qualified investor as defined in paragraph 15 of Schedule 1 to the POATR; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents or materials relating to the issue of the Notes offered hereby or any of their contents.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the guarantors.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act); and

(d)

the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Dubai International Financial Centre

The Notes may not be offered or sold to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the Notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended) (the “FIEL”), and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of and otherwise in compliance with, the FIEL available thereunder and in compliance with the other relevant laws and regulations of Japan.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Paul Hastings LLP, New York, New York, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Waters Corporation incorporated in this prospectus supplement by reference to Waters Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the BDS Business at September 30, 2025 and 2024, and for each of the three years in the period ended September 30, 2025 incorporated by reference in the Waters Corporation’s Current Report on Form 8-K dated February 9, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE;

WHERE YOU CAN FIND MORE INFORMATION

Waters files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider that information a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus supplement. We encourage you to read the SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in any of our securities. Waters’ filings with the SEC and any amendments to those filings are available free of charge at the Investor Relations section of its website, located at https://ir.waters.com/financials/sec-filings, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

We incorporate by reference into this prospectus supplement the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•	Waters’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026;

•

the portions of Waters’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2025, that are incorporated by reference into Part III of Waters’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025; and

•

Waters’ Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 27, 2026, February 9, 2026 (SEC Accession No.  0001193125-26-042819) and March 16, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

We also incorporate by reference the information contained in any future filings made by Waters with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and, in the case of any particular offering of securities, until such offering of securities is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus supplement.

You may also obtain a copy of these filings at no cost by telephoning or writing to Waters at the following address and telephone number:

Waters Corporation

34 Maple Street

Milford, Massachusetts 01757

Attention: Investor Relations

Telephone: (508) 478-2000

We are not, and the underwriters are not, making an offer to sell, or the solicitation of an offer to buy, the Notes in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

PROSPECTUS

WATERS CORPORATION

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

AUGUSTA SPINCO CORPORATION

WATERS TECHNOLOGIES CORPORATION

Debt Securities

Guarantees of Debt Securities

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.

Waters Corporation, a Delaware corporation (“Waters” or the “Company”), may offer and sell the securities identified above under its name, from time to time, in one or more offerings. Augusta SpinCo Corporation, a Delaware corporation (“Augusta”), and Waters Technologies Corporation, a Delaware corporation (“WTC”), may offer and sell debt securities, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement or free writing prospectus will contain the specific terms of the securities being offered thereby.

Waters, Augusta and WTC may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus.

Waters’ common stock, par value $0.01 per share (our “common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “WAT.” Each prospectus supplement or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2026.

i

ABOUT THIS PROSPECTUS

Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Waters” refer to Waters Corporation and its consolidated subsidiaries, except in the section titled “Description of Securities” where such terms refer only to Waters, Augusta or WTC, as applicable, excluding their respective subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The debt securities sold by (i) Waters may be guaranteed by one or more subsidiaries of Waters identified in this prospectus on terms to be determined at the time of the offering, and (ii) Augusta and/or WTC will be guaranteed by Waters and may be guaranteed by one or more subsidiaries of Waters identified in this prospectus on terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities we may offer and sell. Each time that securities are offered, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement or free writing prospectus and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus filed after this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

We have not authorized anyone else to provide you with different information. We urge you to read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

THE COMPANY

Waters Corporation

Waters Corporation, a global leader in analytical instruments and software, has pioneered innovations in chromatography, mass spectrometry and thermal analysis serving life, materials and food sciences for more than 65 years. Waters primarily designs, manufactures, sells and services high-performance liquid chromatography (“HPLC”), ultra-performance liquid chromatography (“UPLC” and together with HPLC, referred to as “LC”) and mass spectrometry (“MS”) technology systems and support products, including chromatography columns, other consumable products and comprehensive post-warranty service plans. These systems are complementary products that are frequently employed together (“LC-MS”) and sold as integrated instrument systems using common software platforms.

Waters’ products are used by pharmaceutical, clinical, biochemical, industrial, nutritional safety, environmental, academic and governmental customers working in research and development, quality assurance and other laboratory applications. LC is a standard technique and is utilized in a broad range of industries to detect, identify, monitor and measure the chemical, physical and biological composition of materials, and to purify a full range of compounds. MS technology, principally in conjunction with chromatography, is employed in drug discovery and development, including clinical trial testing, the analysis of proteins in disease processes (known as “proteomics”), nutritional safety analysis and environmental testing. LC-MS instruments combine a liquid phase sample introduction and separation system with mass spectrometric compound identification and quantification. In addition, Waters designs, manufactures, sells and services thermal analysis, rheometry and calorimetry instruments through its TA Instruments product line. These instruments are used in predicting the suitability and stability of fine chemicals, pharmaceuticals, water, polymers, metals and viscous liquids for various industrial, consumer goods and healthcare products, as well as for life science research. Waters is also a developer and supplier of advanced software-based products that interface with its instruments, as well as other manufacturers’ instruments.

Our principal executive offices are located at 34 Maple Street, Milford, Massachusetts 01757. The telephone number of our principal executive offices is (508) 478-2000. Our Internet website address is www.waters.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

Additional information about Waters is included in our reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”

Trademarks and Trade Names

Waters’ logo and its other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Waters. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Waters will not assert, to the fullest extent under applicable law, Waters’ rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

RISK FACTORS

Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

SUBSIDIARY REGISTRANTS

Waters, Augusta and WTC have filed this prospectus with the SEC registering offers and sales of, among other securities, debt securities of (i) Waters, which may be fully and unconditionally guaranteed by Augusta, WTC, TA Instruments – Waters L.L.C., a Delaware limited liability company (“TA”), Waters Asia Limited, a Delaware corporation (“Waters Asia”), Wyatt Technology, LLC, a California limited liability company (“Wyatt”), Accuri Cytometers, Inc., a Delaware corporation (“Accuri”), Augusta Life Sciences US OpCo I LLC, a Delaware limited liability company (“ALS OpCo I”), Augusta Life Sciences US OpCo II LLC, a Delaware limited liability company (“ALS OpCo II”), Augusta Life Sciences US SpinCo LLC, a Delaware limited liability company (“ALS SpinCo”), Cellular Research, Inc., a Delaware corporation (“Cellular”), HandyLab, Inc., a Delaware corporation (“HandyLab”), and PharMingen, a California corporation (“PharMingen”) (collectively, the “Waters Debt Securities Guarantors”), (ii) Augusta, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “Augusta Debt Securities Guarantors”), and (iii) WTC, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by Augusta, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “WTC Debt Securities Guarantors”), in each case, unless the applicable prospectus supplement or other offering material states otherwise, as described in “Description of Securities-Description of Debt Securities.” Waters owns substantially all of the assets of Augusta, WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and conducts substantially all of its operations through Augusta, WTC, TA, Waters Asia, Wyatt, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen and its other subsidiaries. Each of WTC, TA, Waters Asia and Wyatt is consolidated into Waters’ financial statements. Augusta became a wholly-owned subsidiary of Waters on February 9, 2026 and will be consolidated into Waters’ financial statements from February 9, 2026 onwards.

Pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsidiary issuers or guarantors of obligations guaranteed by their parent company and subsidiary guarantors of obligations issued by their parent company are not required to provide separate financial statements, provided that such subsidiary obligors are consolidated into such parent company’s consolidated financial statements, such related parent guarantee is “full and unconditional” and, subject to certain exceptions, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of WTC, TA, Waters Asia and Wyatt have not been presented.

On February 9, 2026, Waters consummated its business combination with the Biosciences and Diagnostic Solutions business (the “BDS Business”) of Becton, Dickinson and Company, which resulted in Augusta, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen becoming wholly-owned subsidiaries of Waters. Consolidated financial statements of the BDS Business are incorporated by reference into this prospectus from the Current Reports on Form 8-K filed by Waters with the SEC on February 9, 2026 and March 16, 2026. Accordingly, separate consolidated financial statements of Augusta, Accuri, ALS OpCo I, ALS OpCo II, ALS SpinCo, Cellular, HandyLab and PharMingen have not been presented. Furthermore, as permitted under Rule 13-01(a) of Regulation S-X, we have excluded the summarized financial information for Augusta and ALS OpCo II, given that these entities have no material assets, liabilities or operations other than the debt financing activities and their investments in non-guarantor subsidiaries, and our management believes that the inclusion of such information would not provide incremental value to investors.

Summarized Financial Information for Waters Group

The following tables include summarized financial information for Waters, WTC, TA, Waters Asia and Wyatt (the “Waters Group”) after the elimination of intercompany transactions and balances among Waters, WTC, TA, Waters Asia and Wyatt and investments in any subsidiaries of Waters that are not named as registrants in this registration statement (such subsidiaries, the “Waters non-guarantor subsidiaries”). The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the Waters Group’s transactions with Waters non-guarantor subsidiaries for the financial measures presented below.

As of December 31, 2025
(In thousands)
Current assets	$860,509
Intercompany receivables from the Waters non-guarantor subsidiaries	225,366

Total current assets	1,085,875
Noncurrent assets	2,018,476

Total assets	$3,104,351

Current liabilities	$383,938
Intercompany payables to the Waters non-guarantor subsidiaries	86,888

Total current liabilities	470,826
Noncurrent liabilities	1,426,795

Total liabilities	$1,897,621

For the fiscal year ended December 31, 2025
(In thousands)
Revenues, excluding intercompany	$998,754
Revenues from Waters non-guarantor subsidiaries	564,090

Total revenue	$1,562,844
Operating loss, excluding intercompany	$(371,435)
Operating income from Waters non-guarantor subsidiaries	446,198

Total operating income	$74,763
Net loss, excluding intercompany	$(437,310)
Net income from Waters non-guarantor subsidiaries(1)	941,110

Total net income	$503,800

(1)	Includes $495 million of dividend income from Waters non-guarantor subsidiaries for the year ended December 31, 2025.

Summarized Financial Information for Augusta Group

The following tables include summarized financial information for Accuri, ALS OpCo I, ALS SpinCo, Cellular, HandyLab and PharMingen (collectively, the “Augusta Group”) after the elimination of intercompany transactions and balances among Accuri, ALS OpCo I, ALS SpinCo, Cellular, HandyLab and PharMingen and investments in any subsidiaries of Augusta that are not named as registrants in this registration statement (such subsidiaries, the “Augusta non-guarantor subsidiaries”). The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the

Augusta Group’s transactions with Augusta non-guarantor subsidiaries for the financial measures presented below.

	As of December 31, 2025(1)	As of September 30, 2025(1)
	(In thousands)
Current assets	$72,702	$47,474
Noncurrent assets	400,542	550,859
Intercompany receivables from the Augusta non-guarantor subsidiaries	2,799,127	2,807,216

Total noncurrent assets	3,199,669	3,358,075

Total assets	$3,272,371	$3,405,549

Current liabilities	$21,121	$44,002
Noncurrent liabilities	185,185	188,441
Intercompany payables to the Augusta non-guarantor subsidiaries	2,206,264	2,218,146

Total noncurrent liabilities	2,391,449	2,406,587

Total liabilities	$2,412,570	$2,450,589

	For the three months ended December 31, 2025(1)	For the twelve months ended September 30, 2025(1)
	(In thousands)
Revenues, excluding intercompany	$2,568	$9,750
Revenues from Augusta non-guarantor subsidiaries	24,952	99,467

Total revenue	$27,520	$109,217
Operating loss, excluding intercompany	$(23,575)	$(97,358)
Operating income from Augusta non-guarantor subsidiaries	25,598	141,747

Total operating income	$2,023	$44,389
Net loss, excluding intercompany	$(24,222)	$(107,922)
Net income from Augusta non-guarantor subsidiaries	25,598	141,747

Total net income	$1,376	$33,825

(1)

The financial information related to the Augusta Group is disclosed as of December 31, 2025 and September 30, 2025, and for the three months ended December 31, 2025 and the twelve months ended September 30, 2025. The BDS Business’ last fiscal year ended on September 30, 2025 and the BDS Business’ last reportable fiscal period began on October 1, 2025 and ended on December 31, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, “forward-looking statements” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

•	certain risks related to the acquisition of the BDS Business, including, without limitation:

•

failure to realize the anticipated benefits of the acquisition of the BDS Business, including as a result of delay in integrating the businesses of the Company and SpinCo, on the expected timeframe or at all;

•	the ability of the combined company to implement its business strategy and achieve revenue and cost synergies;

•	foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar;

•

current global economic, sovereign and political conditions and uncertainties; the effect of new or proposed tariff or trade regulations, as well as other new or changed domestic and foreign laws, regulations and policies (or new interpretations thereof); inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East; and the possibility of further escalation resulting in new geopolitical and regulatory instability;

•

economic conditions in China, trade tensions and tariffs between the U.S. and China and their impact on our business, increased competition from local and international competitors in China, the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers and other regulatory and other challenges and uncertainties in the Chinese market;

•	the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions;

•

changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding;

•	the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings;

•	the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers;

•	changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors;

•	regulatory, economic and competitive obstacles to new product introductions, lack of acceptance of new products and inability to grow organically through innovation;

•	rapidly changing technology and product obsolescence;

•	the risks related to the development, deployment and use of artificial intelligence (“AI”);

•	a failure to timely and effectively use AI and embed it into new product offerings and services that negatively impacts our competitiveness;

•

risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies, contingent purchase price payments and expansion of our business into new or developing markets;

•	risks associated with unexpected disruptions in operations, including risks associated with our transition to a new ERP system;

•	risks related to any public health crisis or pandemic, climate change, severe weather and geological conditions or events or other events beyond our control;

•	failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms;

•	the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain;

•	risks associated with third-party sales intermediaries and resellers;

•

the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate;

•	the Company’s ability to attract and retain qualified employees and management personnel;

•

risks associated with cybersecurity and our information technology infrastructure, including attempts by third parties, both private and state-sponsored, to defeat the information security measures of the Company or its third-party partners and gain unauthorized access to sensitive and proprietary Company products, services, systems, or data;

•	risks associated with compliance with data privacy and information security laws and regulations regarding the collection, transmission, storage and use of personally identifying information;

•

increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts;

•

regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives;

•	risks associated with litigation and other legal and regulatory proceedings;

•	the impact and costs incurred from changes in accounting principles and practices; and

•	other risk factors detailed from time to time in the Company’s reports filed with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus, any related prospectus supplement and free writing prospectus, and in our most recent Annual Report on Form 10-K filed with the SEC and our other filings with the SEC that are incorporated by reference into this prospectus and any prospectus supplement that we may provide to you in connection with an offering of the securities described in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

Any forward-looking statements in this prospectus are based upon information available to the Company as of the date of this prospectus and, while believed to be true when made, may ultimately prove to be incorrect. Similarly, forward-looking statements that are incorporated by reference herein are based on information available to the Company as of the date such statements were made and while also believed to be true when made, may prove to be incorrect in the future. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus for general corporate purposes, unless otherwise specified in any applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities that (i) Waters may offer and sell from time to time, including common stock, preferred stock, debt securities (which may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, unless the applicable prospectus supplement or other offering material states otherwise), warrants, stock purchase contracts and stock purchase units, and (ii) Augusta and WTC may offer and sell from time to time, consisting of debt securities, which will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by one or more subsidiaries of Waters identified in this prospectus, unless the applicable prospectus supplement or other offering material states otherwise. These summary descriptions are not meant to be complete descriptions of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate”), and our Amended and Restated Bylaws (our “Bylaws”), which are filed as exhibits 3.1 and 3.2 to this prospectus, respectively, and incorporated by reference herein. The summary below is also qualified by provisions of applicable law.

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

As of the date hereof, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock. As of February 19, 2026, there were 98,101,871 shares of our common stock and no shares of our preferred stock issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Our common stock is registered under Section 12 of the Exchange Act and is listed on the NYSE under the symbol “WAT.”

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Our Bylaws provide that a nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee; however, if the number of nominees exceeds the number of directors to be elected, the directors will be elected by affirmative vote of a plurality of the votes cast.

Dividend Rights

Subject to the rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors (the “Board of Directors”) in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to the rights of holders of any outstanding shares of preferred stock, holders of our common stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Preferred Stock

Under our Certificate, our Board of Directors is authorized, without further action by our stockholders, to issue up to 5,000,000 shares of our preferred stock, par value $0.01 per share, in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations and restrictions thereof. We may amend from time to time the Certificate to increase the number of authorized shares of preferred stock. Any such amendment would be approved by a majority of the votes cast by a quorum of our stockholders represented in person or by proxy at a stockholder meeting.

Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the amendment to our Certificate establishing such terms that we file with the Secretary of State of the State of Delaware and the SEC. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the initial aggregate offering price of the preferred stock;

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the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion rights applicable to the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	material federal income tax considerations; and

•	any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Voting Rights

Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Dividend Rights

The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by the Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Liquidation Rights

The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Anti-takeover Effects of the Delaware General Corporation Law (the “DGCL”) and Our Certificate and Our Bylaws

Our Certificate and our Bylaws contain certain provisions that may discourage, delay, or prevent a change in our management or control over us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

No Stockholder Action by Written Consent

Our Certificate provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent in lieu of a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Certificate and Bylaws provide that a special meeting of our stockholders may only be called by the Board of Directors, the Chairman of the Board of Directors or our President and Chief Executive Officer, or by the Chairman of the Board of Directors, our President and Chief Executive Officer or our Secretary at the request in writing of stockholders holding at least fifty percent (50%) of the number of shares of common stock outstanding and entitled to vote at such meeting.

Our Bylaws provide that nominations of persons for election to our Board of Directors and the proposal of any other business to be considered by our stockholders, may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice required by our Bylaws, on the record date for the determination of stockholders entitled to vote at such meeting and at the time of the meeting, (B) is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in our Bylaws, or (c) solely with respect to nominations of persons for election to our Board of Directors, by an Eligible Stockholder (as defined in our Bylaws) whose Stockholder Nominee (as defined in our Bylaws) is included in our proxy materials for the annual meeting pursuant to our Bylaws. In addition to any other applicable requirements, for a nomination to be made or other business to be properly brought before an annual or special meeting by a stockholder pursuant to our Bylaws, such stockholder must give timely notice of any such proposal in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary (i) in the case of an annual meeting, not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or the tenth calendar day following the calendar day on which we first make public announcement of the date of such meeting; and (ii) in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual or a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Requirements for Removal and Interim Election of Directors

The stockholders may, at any special meeting the notice of which states that it is called for that purpose, remove, with or without cause, any director and fill the vacancy, provided that if any director was elected by the holders of any class of stock voting separately as a class under the provisions of the Certificate, such director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal was made, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by sole remaining director, and any director so elected to fill any such vacancy or newly created directorship will hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

In the case of the resignation of a director, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy and the vote will take effect when such resignation becomes effective, and each director so chosen will hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Amendment to Certificate of Incorporation and Bylaws

Our Bylaws may be amended or repealed, or new bylaws may be adopted, by our Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided, in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of the Bylaws was one of the purposes of the meeting. Our Bylaws may be altered, amended or repealed and other bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

Any provision of our Certificate may be amended or repealed from time to time and at any time in the manner prescribed by the laws of the state of Delaware. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, our Bylaws require that the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any of our directors, officers, employees or agents to us or to our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (c) any action asserting a claim against us or any of our directors or other employees arising pursuant to any provision of the DGCL or our Certificate or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of our Certificate or Bylaws, (e) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine, or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Such exclusive forum provision shall not apply to any action or proceeding asserting a claim under the Securities Act, or the Exchange Act. Further, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors or officers. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers, employees or agents.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. Our Board of Directors may issue shares of preferred stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the share of each such series, and any qualifications limitations, or restrictions thereof. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued common stock and preferred stock could make more difficult, or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Limitations on Liability and Indemnification of Directors and Officers

Under the DGCL, a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or an officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except liability for the following: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

Our Certificate provides that no director or officer of Waters shall be liable to Waters or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Any amendment to, or repeal of, the applicable provisions of the DGCL will not eliminate or reduce the effect of such exculpation provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

The DGCL permits a corporation to indemnify a person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was an officer, director, employee or agent of the corporation, or serves or served, at the request of the corporation, as director or officer of another entity. The DGCL permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as for expenses, in the context of actions other than derivative actions, if such person acted in good faith and reasonably believed that such person’s actions were in, or not opposed to, the best interests of the corporation and, in a criminal proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful.

Our Certificate provides that Waters may indemnify any current or former director, officer, employee, fiduciary, or agent of Waters (or any person serving in such capacities for another corporation at the request of Waters, including service with respect to employee benefit plans) who is or is threatened to be made a party to any civil, criminal, administrative, or investigative proceeding, to the fullest extent permitted by the DGCL. Such indemnification will include all expenses, liabilities, and losses, including attorneys’ fees, and will extend to the heirs, executors, and administrators of such indemnified person.

Indemnification is permitted only if the related proceeding giving rise to the claim for indemnification was authorized by the Board of Directors. However, if Waters does not respond to a request for indemnification within sixty days after a determination of entitlement to indemnification, the request is deemed approved. The right to indemnification is considered a contractual right and includes the right to advancement of expenses incurred in defending any proceeding, prior to its final resolution. These rights continue to be available to individuals who have ceased to be a director, officer, employee, or agent of Waters, and inure to the benefit of the heirs and personal representatives of such a person.

If Waters denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by our Certificate shall be enforceable by the director or officer in any court of competent jurisdiction.

Any amendment to, or repeal of, the applicable provisions of the DGCL will not eliminate or reduce the effect of such indemnification provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on indemnification of directors and officers of corporations, then the indemnification of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “WAT.”

United States Federal Income Tax Consequences

United States federal income tax consequences and special considerations, if any, applicable to any shares of common stock or preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

In this description, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that Waters, Augusta or WTC, as applicable, may issue from time to time, and “we,” “us” and “our” refer to Waters, Augusta or WTC, as applicable, and not to any of their respective subsidiaries, as the issuer of the applicable series of debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities of Waters will be issued in one or more series under an indenture, to be entered into between Waters and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part, debt securities of WTC will be issued in one or more series under an indenture, to be entered into among WTC, Waters and one or more trustees, a form of which will be filed as an exhibit to the registration statement of which this prospectus is a part, and debt securities of Augusta will be issued in one or more series under an indenture, to be entered into among Augusta, Waters and one or more trustees, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of provisions of the indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The applicable indenture governing the notes issued by Waters, Augusta or WTC, as applicable, is referred to as the “indenture” in this description, and the applicable trustee for the notes issued by Waters, Augusta or WTC, as applicable, is referred to as the “trustee” in this description.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act. You should read the description below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the indenture, any applicable supplemental indenture and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any such supplements and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

General

The debt securities will be unsecured general obligations of Waters, Augusta or WTC, as applicable. The indebtedness represented by the debt securities will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of Waters, Augusta or WTC, as applicable. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

The prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:

•	the issuer and the title of the debt securities;

•	the aggregate principal amount of the debt securities and any limit thereon;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

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any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	certain provisions related to the redemption, purchase, exchange or repayment of the debt securities;

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any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

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whether the debt securities of the series will be convertible into or exchangeable for other debt securities, capital stock or other securities of any kind of the issuer or another person, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•	the date of which any global securities of any series shall be dated if other than the original issuance of the first debt securities of the series to be issued;

•	the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;

•	the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

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any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

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any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•	whether the debt securities of the series will be guaranteed and the terms and conditions upon which those debt securities will be guaranteed;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	any other terms of the debt securities and, if applicable, the guarantees thereof.

Guarantees

Unless otherwise described in the applicable prospectus supplement, (i) the debt securities issued by Waters may be fully and unconditionally guaranteed by the Waters Debt Securities Guarantors, (ii) the debt securities issued by Augusta will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by the other Augusta Debt Securities Guarantors, and (iii) the debt securities issued by WTC will be fully and unconditionally guaranteed by Waters and may be fully and unconditionally guaranteed by the other WTC Debt Securities Guarantors. The obligations of the applicable Guarantors under their respective guarantees will be limited as necessary to prevent such guarantees from constituting a fraudulent conveyance under applicable law.

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

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our failure to pay interest on any of the debt securities of that series when due and payable, and continuance of the default for a period of 30 days (unless the entire amount of such payment is deposited by us or, if applicable, a Guarantor with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due;

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our or, if applicable, any applicable Guarantor’s failure to perform, or our or, if applicable, any applicable Guarantor’s breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach, requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

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the guarantee of Waters or any Significant Subsidiary (as defined in the indenture) with respect to any series of debt securities is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, ceases for any reason to be in full force and effect, or Waters or any Significant Subsidiary denies or disaffirms its obligations under its guarantee with respect to the debt securities of such series in writing, in each case other than by reason of release pursuant to the terms of the indenture or the terms of any other documents with respect to such series of debt securities;

•	specified events involving the issuer’s or, if applicable, Waters or any Significant Subsidiary’s bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series of debt securities.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture will provide that, within 90 days after the occurrence of any default with respect to a series of debt securities that a responsible officer of the trustee has actual knowledge, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture will provide that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee in good faith determines that doing so is in the interest of the holders of the debt securities of the applicable series. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach.

The indenture will provide that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture will also provide that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction. A notice of default may not be given with respect to any action taken and reported publicly or to the holders of the debt securities of the applicable series more than two years prior to such notice of default.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture will require the Company, within 120 days after the end of the Company’s fiscal year, to furnish to the trustee a statement as to compliance with the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

Modification and Waivers

The indenture will permit us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•

change the stated maturity of the principal of or any installment of principal of or interest, if any, on the debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at our option, or reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•

adversely affect a holder’s right to receive payment of the principal of and interest on any security on the stated maturity (including any interest payment date) thereof or impair the right to institute suit to enforce such payment on or after the stated maturity (including any interest payment date) of the debt securities, in each case as such stated maturity (including any interest payment date) may, if applicable, be extended in accordance with the terms of such debt securities, or, in the case of redemption at the option of the Company, on or after the redemption date;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or certain defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for all or any series of debt securities any property or assets that we may desire;

•

to evidence the succession of another corporation to the applicable issuer or any guarantor of the debt securities or its successors, as applicable, and the assumption by the successor corporation of the covenants, agreements and obligations of the applicable issuer or any guarantor of all or any series of debt securities, as applicable;

•

to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities (and if such covenants, agreements, restrictions or conditions are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements, restrictions or conditions are expressly being included solely for the benefit of such series);

•

to add or modify the events of default for the benefit of the holders of debt securities (and if such additional or modified events of default are to be for the benefit of fewer than all series of debt securities, stating that such additional or modified events of default are expressly being included solely for the benefit of such series);

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•

to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture; provided that such action shall not adversely affect the rights of any holders of debt securities of any series in any material respect;

•

to establish the form and terms of debt securities of any series issued under the indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) adversely modify the rights of the holder of any such debt security;

•

to add guarantors or co-obligors for the benefit of the debt securities of all or any series or to release guarantors from their guarantees of the debt securities in accordance with the terms of the applicable series of debt securities;

•

to evidence or facilitate the release, termination, defeasance or discharge of a guarantee of the debt securities of all or any series when such release, termination, defeasance or discharge is permitted under the indenture;

•	to secure the debt securities or guarantees of all or any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture and the debt securities or any related guarantees to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security so affected.

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, and we will be deemed to have been satisfied and discharged from our obligations with respect to such debt securities and any applicable Guarantor of such debt securities shall be automatically discharged, released from and relieved of all of its obligations under its guarantee of such debt securities, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or, in the case of any debt securities denominated in U.S. dollars, direct or indirect obligations of the U.S. or, in the case of any debt securities denominated in a foreign currency, direct or indirect obligations of a government or governments in the confederation that issued such foreign currency (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not been delivered to the trustee for cancellation, including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

We may elect with respect to debt securities of any series issued under the indenture either:

•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities of such series (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of debt securities of such series,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series,

•	the obligation to maintain an office or agency in respect of debt securities of such series, and

•	the obligation to hold monies for payment in trust; or

•

to be released from our obligations, and any Guarantors to be released from their obligations, with respect to debt securities of any series under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable trustee at the time that we make such election, in trust for that purpose, of an amount in the currency in which the debt securities are specified as payable and/or government obligations (determined on the basis of the currency in which such debt securities are then specified as payable) which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in applicable U.S. federal income tax law,

•

in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the beneficial owners of debt securities of a series then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•

if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date and to provide notice of such redemption to holders of such debt securities as provided in or pursuant to the indenture;

•

no event of default or default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or default with respect to the applicable debt securities for specified events involving our bankruptcy, insolvency or reorganization will have occurred and be continuing on the date of the irrevocable deposit described above; and

•

upon the defeasance or covenant defeasance of the Company’s obligations with respect to the debt securities of any series, each applicable Guarantor of the debt securities of such series shall be automatically released from and relieved of all of its obligations under its guarantee of the debt securities of such series, and the trustee, at the expense of the Company, shall execute proper instruments acknowledging such release and relief with respect to each applicable Guarantor.

In the event covenant defeasance is effected with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust

Company (“DTC”), as the depositary, and registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indentures, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

The applicable Guarantors will guarantee, fully and unconditionally, the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Waters, Augusta or WTC, as applicable, whether at maturity, by acceleration, redemption, repurchase or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed debt securities.

DESCRIPTION OF WARRANTS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General

Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the offering price of such debt warrants, if any;

•	the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•	the denominations of such debt warrants;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	redemption provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General

Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Waters and not to any of its subsidiaries.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

Waters, Augusta or WTC, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to one or more purchasers in negotiated transactions; or

•	through a combination of the foregoing methods.

Waters, Augusta or WTC, as applicable, may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to such market prices, or (4) negotiated prices in block trades, or in underwritten offerings or in other types of trades.

In addition, Waters, Augusta and WTC, as applicable, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from Waters, Augusta or WTC, as applicable, or others to settle such sales and may use securities received from Waters, Augusta or WTC, as applicable, to close out any related short positions. Waters, Augusta and WTC, as applicable, may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof and provide that the obligations of the underwriters will be subject to certain conditions precedent.

Waters, Augusta or WTC, as applicable, also may sell the offered securities to a dealer as principal. If Waters, Augusta or WTC, as applicable, sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents that Waters, Augusta or WTC, as applicable, may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with Waters, Augusta or WTC, as applicable, may be entitled to indemnification by Waters, Augusta or WTC against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by Waters, Augusta or WTC, as applicable, or through our respective subsidiaries and sales thereof may be made by Waters, Augusta or WTC directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Waters Corporation incorporated in this prospectus by reference to Waters Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the BDS Business at September 30, 2025 and 2024, and for each of the three years in the period ended September 30, 2025 incorporated by reference in the Waters Corporation’s Current Report on Form 8-K dated February 9, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Waters files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Waters’ filings with the SEC and any amendments to those filings are available free of charge at the Investor Relations section of its website, located at https://ir.waters.com/financials/sec-filings, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•	Waters’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026;

•

the portions of Waters’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2025, that are incorporated by reference into Part III of Waters’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025; and

•

Waters’ Current Reports on Form 8-K filed with the SEC on January 16, 2026, January  27, 2026, February 9, 2026 (SEC Accession No.  0001193125-26-042819) and March 16, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

We also incorporate by reference the information contained in any future filings made by Waters with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a copy of these filings at no cost by writing Waters at the following address:

Waters Corporation

34 Maple Street

Milford, Massachusetts 01757

Attention: Investor Relations

Telephone: (508) 478-2000

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC’s website above.

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

$3,500,000,000

Augusta SpinCo Corporation

$650,000,000 4.321% Senior Notes due 2027

$600,000,000 4.398% Senior Notes due 2029

$750,000,000 4.656% Senior Notes due 2031

$750,000,000 4.945% Senior Notes due 2033

$750,000,000 5.245% Senior Notes due 2036

guaranteed by

Waters Corporation, Waters Technologies Corporation, TA Instruments – Waters L.L.C., Waters Asia Limited, Wyatt Technology, LLC, Accuri Cytometers, Inc., Augusta Life Sciences US OpCo I LLC, Augusta Life Sciences US OpCo II LLC, Augusta Life Sciences US SpinCo LLC, Cellular Research, Inc., HandyLab, Inc., PharMingen

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Barclays	Citigroup	J.P. Morgan	BofA Securities	HSBC

Citizens Capital Markets	PNC Capital Markets LLC	Truist Securities

Co-Managers

DNB Carnegie	Guggenheim Securities	KeyBanc Capital Markets	TD Securities	US Bancorp

March 17, 2026